Exhibit 4.1

GLP Capital, L.P.

and GLP Financing II, Inc.,

as Issuers

and

Gaming and Leisure Properties, Inc.,

as Parent Guarantor

and

Wells Fargo Bank, National Association,

as Trustee

INDENTURE

Dated as of October 30, 2013

PROVIDING FOR ISSUANCE OF SENIOR NOTES IN SERIES

CROSS REFERENCE TABLE

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(2)	7.06; 7.07
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.03; 12.02; 12.05
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 12.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.10
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.13
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	12.01
	(b)	N.A.
	(c)	12.01

N.A.  means not applicable.
•              This Cross-Reference Table is not part of this Indenture.

EXHIBITS
Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

INDENTURE dated as of October 30, 2013, among Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Parent Guarantor”), GLP Capital, L.P., a Pennsylvania limited partnership (the “Operating Partnership”), and GLP Financing II, Inc., a Delaware corporation (“Capital Corp.” and, together with the Operating Partnership, the “Issuers”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Issuers, the Parent Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of notes of any series that the Issuers may from time to time choose to issue pursuant to this Indenture (any such notes, the “Notes”).   All things necessary to make this Indenture a valid and legally binding agreement of the Issuers and the Parent Guarantor, in accordance with its terms, have been done, and the Issuers have done all things necessary to make the Notes, when executed by the Issuers, and authenticated and delivered by the Trustee hereunder and duly issued by the Issuers, valid and legally binding obligations of the Issuers.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.

“144A Global Note” means a Global Note of the applicable series of Notes substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of the applicable series sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(a)           Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(b)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Value” means, at any date of determination, the sum of:

(a)           in the case of any Income Property (or group of Income Properties, including, without limitation, the Master Lease Properties), the Capitalized Value of such Income Property (or group of Income Properties) as of such date; provided, however, that (except with respect to the Original Master Lease Properties, the Ohio Development Facilities, the Hollywood Casino Baton Rouge and the Hollywood Casino Perryville) the Asset Value of each Income Property (other than a former Development Property or Redevelopment Property) during the first four complete fiscal quarters following the date of acquisition thereof shall be the greater of (i) the acquisition price thereof and (ii) the Capitalized Value thereof (provided that the Asset Value shall be the acquisition price thereof if results of one full fiscal quarter after the acquisition thereof are not available with respect to such Income Property (or group of Income Properties) (and after results of one full fiscal quarter after the acquisition thereof are available, the Capitalized Value thereof may be determined by annualizing such results) including for purposes of determining any increase in Total Asset Value since the end of the Latest Completed Quarter); provided, further, that an adjustment shall be made to the Asset Value of any Income Property (in an amount reasonably determined by an Issuer) as new tenancy leases are entered into, or existing tenancy leases terminate or expire, in respect of such Income Property;

(b)           in the case of any Development Property or Redevelopment Property (or former Development Property or Redevelopment Property) prior to the date when financial results are available for at least one complete fiscal quarter following completion or opening of the applicable development project, 100% of the book value (determined in accordance with GAAP but determined without giving effect to any depreciation) of any such Development Property or Redevelopment Property (or former Development Property or Redevelopment Property); and

(c)           100% of the book value (determined in accordance with GAAP) of any undeveloped land owned or leased as of such date of determination;

provided that, with respect to the Original Master Lease Properties, the Ohio Development Facilities, the Hollywood Casino Perryville and the Hollywood Casino Baton Rouge, as of June 30, 2013, Asset Value shall be deemed to be $4,881.0 million. Notwithstanding the foregoing, for the fiscal quarter ended September 30, 2013 and thereafter, for any period prior to the completion of four fiscal quarters commencing after the Issue Date, Asset Value shall be determined as if the Master Lease had been in effect throughout such period and as if the Ohio Development Facilities, the Hollywood Casino Perryville and the Hollywood Casino Baton Rouge had been owned or leased by the Operating Partnership or a Subsidiary thereof throughout such period, and the Spin-Off occurred at the beginning of such period, in each case as reasonably determined by an Issuer (it being understood that for any fiscal quarters ended on or prior to June 30, 2013, Capitalized Value for purposes of clause (1) of this definition shall be determined based on the Property EBITDA set forth for such fiscal quarter in clauses (A) through (D) of the final proviso to the definition of Property EBITDA).

“Bankruptcy Law” means Title 11, U.S.  Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Capitalized Value” means, with respect to the Master Lease Properties or any other group of related properties or any other property, the Property EBITDA of the Master Lease Properties or such other group of related properties or such property, as the case may be, for the most recent four completed fiscal quarters divided by 9.0%.

“Board of Directors” means:

(a)           with respect to a corporation, the board of directors of the corporation;

(b)           with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(c)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Guarantor, the Operating Partnership and their Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2)           the adoption by shareholders or partners of a plan relating to the liquidation or dissolution of the Parent Guarantor or the Operating Partnership;

(3)           the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as defined above), other than any holding company which owns 100% of the Voting Stock of the Parent Guarantor (so long as no Change of Control would otherwise have occurred in respect of the Voting Stock of such holding company), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent Guarantor, measured by voting power rather than number of shares;

(4)           (i) the Parent Guarantor ceases to own, directly or indirectly, more than 50% of the Voting Stock of the Operating Partnership or (ii) the sole general partner of the Operating Partnership ceases to be the Parent Guarantor or one or more of the Parent Guarantor’s wholly owned subsidiaries; or

(5)           the first day on which a majority of the members of the Board of Directors of the Parent Guarantor are not Continuing Directors.

For the avoidance of doubt, the Transactions and any transactions related thereto (including the ownership of the Parent Guarantor and the Operating Partnership by PNGI and its Subsidiaries prior to the Spin-Off) shall not constitute a Change of Control.

“Change of Control Triggering Event” means the occurrence of both (1) a Change of Control and (2) a Rating Decline.

“Clearstream” means Clearstream Banking, S.A.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable series of Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Notes.

“Comparable Treasury Price” means, with respect to any redemption date for the applicable series of Notes being redeemed:

(1)           the average of four Reference Treasury Dealer Quotations for the applicable series of Notes being redeemed for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or

(2)           if the Issuers are provided fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated EBITDA” means, for the applicable test period, the net income (or net loss) of the Issuers and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP ((x) excluding, without duplication, gains (or losses) from dispositions of depreciable real estate investments, property valuation losses and impairment charges and (y) before giving effect to cash dividends on preferred units of the Issuers or charges resulting from the redemption of preferred units of the Issuers attributable to the Issuers and their Subsidiaries for such period determined on a consolidated basis in conformity with GAAP);

(1)                                 plus, without duplication and solely to the extent already deducted (and not added back) in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a)                                 interest expense (whether paid or accrued and whether or not capitalized);

(b)                                 income tax expense;

(c)                                  depreciation expense;

(d)                                 amortization expense;

(e)                                  extraordinary, non-recurring and unusual items, charges or expenses (including, without limitation, impairment charges, fees, costs and expenses relating to the Transactions, prepayment penalties and costs, fees or expenses incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

(f)                                   expenses and losses associated with hedging agreements;

(g)                                  expenses and losses resulting from fluctuations in foreign exchange rates;

(h)                                 other non-cash items, charges or expenses reducing net income (or increasing net loss) (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made in which case, at the election of the Issuers such items may be added back when accrued and deducted from net income when paid in cash, or given effect (and not added back to net income) when accrued or reserved);

(i)                                     the amount of integration costs deducted (and not added back) in such period in computing the net income (or net loss);

(j)                                    severance, relocation costs, signing costs, retention or completion bonuses, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities); and

(k)                                 to the extent not included in net income or, if otherwise excluded from Consolidated EBITDA due to the operation of clause (2)(a) below, the amount of insurance proceeds received during such period, or after such period and on or prior to the date the calculation is made with respect to such period, attributable to any property which has been closed or had operations curtailed for such period; provided that such amount of insurance proceeds shall only be included pursuant to this clause (k) to the extent of the amount of insurance proceeds plus Consolidated EBITDA attributable to such property for such period (without giving effect to this clause (k)) does not exceed Consolidated EBITDA attributable to such property during the most recent four consecutive fiscal quarter period that such property was fully operational (or if such property has not been fully operational for the most recent such period prior to such closure or curtailment, the Consolidated EBITDA attributable to such property during the consecutive fiscal quarter period prior to such closure or curtailment (for which financial results are available) annualized over four fiscal quarters);

(2)                                 minus, without duplication and solely to the extent included in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a)                                 extraordinary, non-recurring and unusual gains (other than insurance proceeds);

(b)                                 gains attributable to hedging agreements;

(c)                                  non-cash gains resulting from fluctuations in foreign exchange rates; and

(d)                                 other non-cash gains increasing net income (or decreasing net loss) other than accruals in the ordinary course;

provided that for the fiscal quarter ended (A) September 30, 2012, Consolidated EBITDA shall be deemed to be $103.2 million, (B) December 31, 2012, Consolidated EBITDA shall be deemed to be $99.5 million, (C) March 31, 2013, Consolidated EBITDA shall be deemed to be $102.1 million and (D) June 30, 2013, Consolidated EBITDA shall be deemed to be $104.3 million. For the period from June 30, 2013, through the date of the Spin-Off, Consolidated EBITDA shall be determined as if the Master Lease had been in effect throughout such period, and the Spin-Off occurred at the beginning of such period, as reasonably determined by an Issuer.

For purposes of this definition, net income (net loss) shall only include the Issuers’ Ownership Share of net income (net loss) of their non-wholly owned Subsidiaries and Unconsolidated Affiliates and, accordingly, there shall be no deduction from net income or Consolidated EBITDA for non-controlling or minority interests in such Persons.

Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period. For purposes of calculating Consolidated EBITDA, all amounts shall be as reasonably determined by an Issuer, and in accordance with GAAP except to the extent that GAAP is not applicable with respect to the determination of non-cash or non-recurring items.

“Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its Subsidiaries prepared in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent Guarantor who:

(1)           was a member of such Board of Directors on the date of this Indenture; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors under clause (1) or this clause (2) who were members of such Board at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Credit Agreement” means the Credit Agreement, dated as of October 28, 2013, among a subsidiary of the Operating Partnership (which will be merged into the Operating Partnership on or about the Issue Date, with the Operating Partnership as the surviving entity), as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swingline Lender and the parties named therein as Co-Syndication Agents, Documentation Agents, Joint Physical Bookrunners and Joint Lead Arrangers, and the lenders from time to time party thereto, including any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, restructured, replaced or refinanced from time to time including increases in principal amount (whether the same are provided by the original agents and lenders under such Credit Agreement or other agents or other lenders).

“Credit Facilities” means one or more debt facilities or commercial paper facilities (providing for revolving credit loans, term loans, other loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit) or debt securities, including any related notes, guarantees, collateral documents, agreements relating to swap or other hedging obligations, and other instruments, agreements and documents executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced, restructured or otherwise refinanced in whole or in part from time to time by one or more agreements, facilities (whether or not in the form of a debt facility or commercial paper facility) or instruments.

“Custodian” means the Trustee, as custodian with respect to Notes of the applicable series in global form, or any successor entity thereto.

“Debt Securities” means any debt securities, as such term is commonly understood, issued in any public offering or private placement in an aggregate principal amount of $100.0 million or more.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note of the applicable series registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to Notes of the applicable series issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Development Property” means real property (a) acquired for, or currently under, development into an Income Property that, in accordance with GAAP, would be classified as an asset on the consolidated balance sheet of the Issuers and their Subsidiaries and (b) of the type described in clause (a) of this definition to be (but not yet) acquired by the Issuers or any of their Subsidiaries upon completion of construction pursuant to a contract in which the seller of such real property is required to build, develop or renovate prior to, and as a condition precedent to, such acquisition.

“DTC” means The Depository Trust Issuers in New York, New York.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” means an event described under Article VI hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means Notes of the Issuers issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the applicable Notes being exchanged, in compliance with the terms of the applicable Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the applicable Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the applicable Registration Rights Agreement.

“GAAP”  means generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), including any Accounting Standards Codifications, which are applicable to the circumstances as of the date of determination.

“Gaming Approval” means any and all approvals, licenses, authorizations, permits, consents, rulings, orders or directives (a) relating to any gaming business (including par-mutuel betting) or enterprise, including to enable the Issuers or any of their Subsidiaries or Affiliates to engage in or manage the casino, gambling, horse racing or gaming business or otherwise continue to conduct or manage such business substantially as is presently conducted or managed or contemplated to be conducted or managed following the Issue Date (after giving effect to the Transactions), (b) required by any Gaming Law or (c) necessary as is contemplated on the Issue Date (after giving effect to the Transactions), to accomplish the financing and other transactions contemplated hereby after giving effect to the Transactions.

“Gaming Authority” means any governmental agency, authority, board, bureau, commission, department, office or instrumentality with regulatory, licensing or permitting authority or jurisdiction over any gaming business or enterprise or any Gaming Facility, or with regulatory, licensing or permitting authority or jurisdiction over any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuers or any of their Subsidiaries.

“Gaming Facility” means any gaming or pari-mutuel wagering establishment, including any casino or “racino,” and other property or assets ancillary thereto or used in connection therewith, including any casinos, hotels, resorts, racetracks, off-track wagering sites, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, restaurants, theatres, related or ancillary businesses, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and equipment.

“Gaming Laws” means all applicable provisions of all: (a) constitutions, treaties, statutes or laws governing Gaming Facilities (including card club casinos and pari-mutuel racetracks) and rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming, racing or Gaming Facility activities conducted or managed by the Issuers or any of their Subsidiaries or Affiliates within its jurisdiction; (b) Gaming Approvals; and (c) orders, decisions, determinations, judgments, awards and decrees of any Gaming Authority.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii) which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, with respect to any series of Notes, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Sections 2.01 and 2.07 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including by way of a pledge of assets, of all or any part of any Indebtedness; provided that “Guarantee” shall not include any lease of property (where the Issuers or a Subsidiary of the Issuers are the lessee) entered into in connection with the issuance of industrial revenue bonds or similar instruments which industrial revenue bonds or similar instruments are held by the Co-Issuers or their Subsidiaries, where such lease obligations were intended to support debt service on such industrial revenue bonds or similar instruments.

“Guarantor” means the Parent Guarantor and any Subsidiary Guarantors.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note of the applicable series of Notes substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes of the applicable series sold to Institutional Accredited Investors.

“Income Property” means any real or personal property or assets or vessels (including any personal property ancillary thereto or used in connection therewith or in support thereof) owned, operated or leased or otherwise controlled by the Issuers or their Subsidiaries and earning, or intended to earn, current income whether from rent, lease payments, operations or otherwise. “Income Property” shall not include any Development Property, Redevelopment Property or undeveloped land during the period such property or assets or vessels are Development Properties, Redevelopment Properties or undeveloped land as reasonably determined by an Issuer.

“Indebtedness” means, as of any date of determination, all indebtedness for borrowed money of the Issuers and their Subsidiaries that is included as a liability on the Consolidated Financial Statements of the Issuers in accordance with GAAP, excluding: (i) any indebtedness to the extent Discharged, (ii) Intercompany Debt, (iii) all liabilities associated with customary exceptions to non-recourse indebtedness, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions and (iv) any redeemable equity interest in the Issuers.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Notes established as contemplated hereunder; provided, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to one or more series of Notes for which such person is Trustee, this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of those particular series of Notes for which such Person is Trustee established as contemplated hereunder, exclusive, however, of Notes provisions or terms which relate solely to other series of Notes for which such person is not Trustee, regardless of when such terms or provisions were adopted.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means (i) the $550,000,000 of 4.375% Senior Notes due 2018 of the Issuers and the $500,000,000 of 5.375% Senior Notes due 2023 of the Issuers issued on the Issue Date and (ii) the $1,000,000,000 of 4.875% Senior Notes due 2020 to be issued on or about October 31, 2013.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

“Intercompany Debt” means, as of any date, Indebtedness to which the only parties are the Parent Guarantor, the Issuers and any of their respective Subsidiaries as of such date; provided, however, that with respect to any such Indebtedness of which any of the Issuers is the borrower, such Indebtedness is subordinate in right of payment to the Notes.

“Interest Expense” means, for any period of time, the aggregate amount of interest payable in cash on Indebtedness of the Issuers and their Subsidiaries, net of interest income and payments received under swap and other hedging agreements or arrangements relating to interest rates, and excluding (i) any commitment, upfront, arrangement or structuring fees or premiums (including redemption and prepayment premiums) or original issue discount, (ii) interest reserves funded from the proceeds of any Indebtedness, (iii) any cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) all cash interest expense consisting of Liquidated Damages for failure to timely comply with registration rights obligations and financing fees, and (v) amortization of deferred financing costs; provided that the components of Interest Expense relating to a Subsidiary of any of the Issuers that is not a wholly owned Subsidiary of the Issuers shall be reduced to reflect the Issuers’ proportionate interest therein.

Notwithstanding the foregoing, for purposes of calculating Interest Expense (I) for any four-quarter period ending prior to the date Consolidated Financial Statements of the Issuers have been completed for the fiscal quarter ending March 31, 2014, Interest Expense shall be determined on a pro forma basis as if the Transactions had occurred at the beginning of such period, as reasonably determined by an Issuer, and (II) on and after the date such Consolidated Financial Statements of the Issuers have been completed for the fiscal quarter ending March 31, 2014, for each of the fiscal quarters ending March 31, 2014, June 30, 2014 and September 30, 2014, Interest Expense during each such fiscal quarter shall be annualized such that (x) for the calculation of Interest Expense for the four-quarter period ending March 31, 2014, Interest Expense for the fiscal quarter ending March 31, 2014 will be multiplied by four (4), (y) for the calculation of Interest Expense or the four-quarter period ending June 30, 2014, Interest Expense for the two fiscal quarter period ending June 30, 2013 will be multiplied by two (2), and (z) for the calculation of Interest Expense for the four-quarter period ending September 30, 2014, Interest Expense for the three fiscal quarter period ending September 30, 2014 will be multiplied by one and one-third (11/3).

“Interest Payment Date” means the date or dates specified for the payment of interest of the applicable Note as specified in the terms of the Notes of such series established as contemplated by Section 2.01 hereof, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the fifteenth day of the preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

“Issue Date” means October 30, 2013.

“Issuers Order” means a written request or order signed in the name of the Issuers by officers who sign an Officer’s Certificate.

“Latest Completed Quarter” means, as of any date, then most recently ended fiscal quarter of the Issuers for which Consolidated Financial Statements of the Issuers (or the Parent

Guarantor or another parent guarantor, as applicable) have been completed, it being understood that at any time when the Issuers (or the Parent Guarantor or another parent guarantor, as applicable) are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual and quarterly reports with the SEC, the term “Latest Completed Quarter” shall be deemed to refer to the fiscal quarter covered by the Issuers’ (or the Parent Guarantor’s or another parent guarantor’s, as applicable) most recently filed Quarterly Report on Form 10 Q, or, in the case of the last fiscal quarter of the year, the Issuers’ (or the Parent Guarantor’s or another parent guarantor’s, as applicable) Annual Report on Form 10 K; provided that prior to the completion of Consolidated Financial Statements of the Issuers (or the Parent Guarantor or another parent, as applicable) for the period ended December 31, 2013, the Latest Completed Quarter shall be deemed to be June 30, 2013 or September 30, 2013, based on the most recent financial information (including pro forma financial information) available to the Issuers.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of Notes of the applicable series for use by such Holders in connection with the Exchange Offer for such series.

“Lien” means, with respect to any asset (without duplication), any lien, security interest or other type of preferential arrangement for security, including, without limitation, the lien or retained security title of a conditional vendor; provided that, for purposes hereof, “Lien” shall not include any Lien related to Indebtedness that has been Discharged or otherwise satisfied by the Issuers or any of their Subsidiaries in accordance with the provisions thereof, including through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a Trustee with respect to third party indebtedness).

“Liquidated Damages” means any additional interest payable to Holders of Notes of an applicable series (a) following the occurrence of a Registration Default on the principal amount of Transfer Restricted Notes of such series held by such Holders as described under the applicable Registration Rights Agreement or (b) pursuant to the last paragraph of Section 6.01(b) hereof with respect to such series.

“Master Lease” means that certain Master Lease, to be entered into before or promptly following the Spin-Off, between the Operating Partnership (and any Subsidiaries of the Operating Partnership acting as landlord or co-landlord) and the Tenant, as it may be amended, supplemented or modified from time to time in accordance with this Indenture.

“Master Lease Guaranty” means the Guaranty of Master Lease by PNGI in favor of the Operating Partnership or a Subsidiary thereof.

“Master Lease Properties” means, as of any date of determination, the real properties that are leased to Tenant pursuant to the Master Lease.

“Moody’s” means Moody’s Investors Service, Inc.  and its successors.

“Non-U.S.  Person” means a Person who is not a U.S.  Person.

“Offering Memorandum” means the offering memorandum, dated as of October 23, 2013, relating to the issuance and sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person (or in the case of a Person that is a partnership or limited liability company, of such Person’s general partner or manager or managing member, respectively).

“Officer’s Certificate” means a certificate signed on behalf of the Issuers by an Officer of the Issuers, that meets the requirements of Section 12.05 hereof.

“Ohio Development Facilities” means the properties under development as of the Issue Date in Dayton, Ohio and Mahoning Valley, Ohio.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.05 hereof.  The counsel may be an employee of or counsel to the Issuers or any Subsidiary of the Issuers.

“Original Master Lease Properties” means the Master Lease Properties as of the date of the Master Lease.

“Ownership Share” means, with respect to any Subsidiary (other than a wholly owned Subsidiary of any of the Issuers) or any Unconsolidated Affiliate of the Issuers, the Issuers’ relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Debt” means:

(1)           Indebtedness incurred under the Credit Facilities on or prior to the date of this Indenture; and

(2)           Indebtedness represented by the Initial Notes (and, in each case, the Exchange Notes issued in exchange therefor).

“Permitted Replacement Lease” means (a) any new lease entered into pursuant to Section 17.1(f) of the Master Lease, (b) any new lease entered into with a Qualified Successor Tenant or (c) any assignment of the Master Lease to a Qualified Successor Tenant, in each case, whether in respect of all or a portion of the gaming facilities subject to the Master Lease.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PNGI” means Penn National Gaming, Inc., a Pennsylvania corporation, or its successors.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“pro forma basis” means:

(1)                                 For purposes of calculating the amount of Total Debt or Secured Debt or Unsecured Debt under Section 4.07 hereof, there shall be excluded Indebtedness to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a Trustee or other agent with respect to third party indebtedness) or which has been repaid, discharged, defeased (whether by covenant or legal defeasance), retired, repurchased or redeemed or otherwise satisfied on or prior to the date such calculation is being made or for which the Parent Guarantor, the Issuers or any of their Subsidiaries has irrevocably made a deposit to repay, defease (whether by covenant or legal defeasance), discharge, repurchase, retire or redeem or otherwise satisfy or called for redemption, defeasance (whether by covenant or legal defeasance), discharge, repurchase or retirement, on or prior to the date such calculation is being made (collectively, “Discharged”);

(2)                                 For purposes of calculating the Coverage Ratio:

(a)                                 in the event that the Issuers or any of their Subsidiaries incurs, assumes, guarantees or Discharges any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Coverage Ratio is being calculated and on or prior to the date such calculation is being made, then the Coverage Ratio will be calculated giving pro forma effect thereto, and the use of the proceeds therefrom (including any such transaction giving rise to the need to calculate the Coverage Ratio), in each case, as if the same had occurred at the beginning of the applicable four-quarter period and Interest Expense relating to any such Indebtedness that has been Discharged shall be excluded;

(b)                                 acquisitions or investments that have been made by the Issuers or any of their Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter period or subsequent to such period and on or prior to the date such calculation is being made, and the change in Consolidated EBITDA resulting therefrom), will be given pro forma effect as if they had occurred on the first day of the four-quarter period, and Consolidated EBITDA for such period shall include the Consolidated EBITDA of the acquired entities or applicable to such investments, and related transactions, and shall otherwise be calculated on a pro forma basis;

(c)                                  (a) any Person that is a Subsidiary on the date such calculation is being made will be deemed to have been a Subsidiary at all times during the applicable four-quarter period, and (b) any Person that is not a Subsidiary on the date such calculation is being made will be deemed not to have been a Subsidiary at any time during the applicable four-quarter reference period;

(d)                                 the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date such calculation is being made, will be excluded;

(e)                                  the Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date such calculation is being made, will be excluded, but only to the extent that the obligations giving rise to such Interest Expense will not be obligations of the Issuers or any of their Subsidiaries following the date such calculation is being made;

(f)                                   interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Issuers may designate; and

(g)                                  for any period that includes any period of time occurring prior to the issue date, the Transactions shall be given pro forma effect as if the Transactions had occurred at the beginning of such period.

“Property EBITDA” means, for any period of time with respect to the Master Lease Properties or any other group of related properties or any property (excluding any properties that are not Income Properties), the sum, with respect to such Master Lease Properties or other group of related properties or property, of the net income (or net loss) derived from such property for such period (excluding, without duplication, gains (or losses) from dispositions of depreciable real estate investments, property valuation losses and impairment charges);

(1)                                 plus, without duplication and solely to the extent already deducted (and not added back) in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a)                                 interest expense (whether paid or accrued and whether or not capitalized);

(b)                                 income tax expense;

(c)                                  depreciation expense;

(d)                                 amortization expense;

(e)                                  extraordinary, non-recurring and unusual items, charges or expenses (including, without limitation, property valuation losses, impairment charges, fees, costs and expenses relating to the Transactions, prepayment penalties and costs, fees or expenses incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

(f)                                   expenses and losses associated with hedging agreements;

(g)                                  expenses and losses resulting from fluctuations in foreign exchange rates;

(h)                                 other non-cash items, charges or expenses reducing net income (or increasing net loss) (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made in which case, at the election of the Issuers such items may be added back when accrued and deducted from net income when paid in cash, or given effect (and not added back to net income) when accrued or reserved);

(i)                                     the amount of integration costs deducted (and not added back) in such period in computing the net income (or net loss);

(j)                                    severance, relocation costs, signing costs, retention or completion bonuses, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities); and

(k)                                 to the extent not included in net income or, if otherwise excluded from Property EBITDA due to the operation of clause (2)(a) below, the amount of insurance proceeds received during such period, or after such period and on or prior to the date the calculation is made with respect to such period, attributable to such property;

(2)                                 minus, without duplication and solely to the extent included in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a)                                 extraordinary, non-recurring and unusual gains (other than insurance proceeds);

(b)                                 gains attributable to hedging agreements;

(c)                                  non-cash gains resulting from fluctuations in foreign exchange rates; and

(d)                                 other non-cash gains increasing net income (or decreasing net loss) other than accruals in the ordinary course;

provided that to the extent any amounts referred to in this definition or deducted in calculating net income (or net loss) (including any costs or expenses included in calculating net income (or net loss)) are required to be paid by the Tenant under the Master Lease or any other Person that is a lessee or operator of any such property, such amounts will not be subtracted, and will be added back to Property EBITDA for the applicable property or group of properties;

provided, further, that for each of the fiscal quarters ended (A) September 30, 2012, (B) December 31, 2012, (C) March 31, 2013 and (D) June 30, 2013, Property EBITDA for such quarter shall be deemed to be $112.8 million. Property EBITDA will be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period. For purposes of calculating Property EBITDA, all amounts shall be as determined reasonably by an Issuer, and in accordance with GAAP except to the extent that GAAP is not applicable. For the period from June 30, 2013, through the date of the Spin-Off, Property EBITDA shall be determined as if the Master Lease had been in effect throughout such period, and the Spin-Off occurred at the beginning of such period, as reasonably determined by an Issuer.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Successor Tenant” means a Person that: (a) in the reasonable judgment of an Issuer, has sufficient experience (directly or through one or more of its Subsidiaries) operating or managing casinos or is owned, controlled or managed by a Person with such experience, to operate properties subject to a Permitted Replacement Lease and (b) is licensed or certified by each gaming authority with jurisdiction over any gaming facility subject to the applicable Permitted Replacement Lease as of the initial date of the effectiveness of the applicable Permitted Replacement Lease.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuers to act as the Quotation Agent from time to time.

“Rating Agency” means (a) Moody’s or S&P or (b) if Moody’s or S&P or both shall not make a rating on the Notes of the applicable series publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by an Issuer (as certified by a resolution of the applicable Issuer’s Board of Directors) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rating Category” means (a) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such category of S&P or Moody’s used by another Rating Agency selected by the Issuers. In determining whether the rating of the Notes of a series has decreased by one or more gradations, gradations within Rating Categories ((i) + and - for S&P; (ii) 1, 2 and 3 for Moody’s; and (iii) the equivalent gradations for another Rating Agency selected by the Issuers) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB-  to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 90 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or of the intention by the Issuers to effect a Change of Control.

“Rating Decline” with respect to a particular series of Notes shall be deemed to occur if, within 90 days after public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of such series of Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies with respect to a Rating Category), the rating of such series of Notes by each Rating Agency shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of such series of Notes on the Rating Date.

“Redevelopment Property” means any real property owned by an Issuer or its Subsidiaries that operates or is intended to operate as an Income Property (a)(i) that has been acquired by an Issuer or any of its Subsidiaries with a view toward renovating or rehabilitating such real property at an aggregate anticipated cost of at least 10% of the acquisition cost thereof and such renovation or rehabilitation is expected to disrupt the occupancy of at least 30% of the square footage of such property or (x) that an Issuer or any of its Subsidiaries intends to renovate or rehabilitate at an aggregate anticipated cost in excess of (y) 10% of the Capitalized Value of such real property immediately prior to such renovation or rehabilitation and such renovation or rehabilitation is expected to temporarily reduce the Property EBITDA attributable to such property by at least 30% as compared to the immediately preceding comparable prior period and or (ii) with respect to which an Issuer or a Subsidiary thereof has entered into a binding construction contract or construction has commenced, (b) that does not qualify as a “Development Property” and (c) that an Issuer so desires to classify as a “Redevelopment Property” for purposes of the Notes.

“Reference Treasury Dealer” means:

(a)                                 Merrill Lynch, Pierce, Fenner & Smith Incorporated or J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuers will substitute therefor another Primary Treasury Dealer, and

(b)                                 any other Primary Treasury Dealers selected by the Issuers.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date with respect to the applicable series of Notes, the average, as determined by an Issuer, of the bid and asked prices for the Comparable Treasury Issue with respect to the applicable series of Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registration Default” means a Registration Default with respect to an applicable series of Notes as defined in the Registration Rights Agreement for such applicable series of Notes.

“Registration Rights Agreement” means (i) the Registration Rights Agreements dated October 30, 2013 and to be dated October 31, 2013,  related to the Initial Notes, as applicable, between the Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC, as representative of the initial purchasers, as amended or supplemented, and (ii) any other registration rights agreement entered into in connection with the issuance after the applicable date of issuance of additional Notes under this Indenture in a private offering by the Issuers.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Temporary Global Note or a Permanent Global Note, as applicable, of the applicable series of Notes.

“Regulation S Permanent Global Note” means a permanent Global Note of the applicable series of Notes in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Note” means a temporary Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.07 hereof.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period,” with respect to any series of Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, written notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the issue date of such series of Notes.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means, as of any date of determination, the portion of Total Debt as of such date that is secured by a Lien on property or assets of the Issuers or any of their Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended.

“Series Supplemental Indenture” means, with respect to a series of Notes, the Officer’s Certificate or one or more indentures supplemental hereto establishing such series of Notes in accordance with Section 2.01 hereof.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the applicable Registration Rights Agreement.

“Significant Acquisition” means an acquisition in which the aggregate consideration (whether in the form of cash, securities, goodwill, or otherwise) with respect to such acquisition is not less than five percent (5%) of Total Asset Value immediately prior to such acquisition.

“Significant Subsidiary” means any Subsidiary of an Issuer having (together with its Subsidiaries) assets that constitute five percent (5%) or more of Total Asset Value as of the end any of the most recently completed fiscal year of the Issuers for which Consolidated Financial Statements have been prepared prior to the date of determination.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Spin-Off” means the spin-off of the Parent Guarantor from PNGI to the shareholders of PNGI, which shall result in the Operating Partnership having title to substantially all of the real estate assets held by PNGI prior to such spin-off, and including the entering into by the Tenant and the Operating Partnership (or one or more Subsidiaries of the Operating Partnership acting as landlord or co-landlord) of the Master Lease.

“Spin-Off Deadline” means November 29, 2013.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of an Issuer, and in the case of each of clauses (i) and (ii) which is required to be consolidated with such Person in accordance with GAAP.

“Subsidiary Guarantor” means any Subsidiary that is a guarantor under Notes of a series.

“Tenant” means Penn Tenant, LLC, a Pennsylvania limited liability company, in its capacity as tenant under the Master Lease, and its successors in such capacity.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C.  §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

“Total Asset Value” means, as of any date, the sum of the following without duplication: (a) the sum of the Asset Values for all assets constituting Income Properties, Development Properties, Redevelopment Properties or undeveloped land owned by the Issuers or any of their Subsidiaries at such date, plus (b) an amount (but not less than zero) equal to all unrestricted cash and cash equivalents on hand of the Issuers and their Subsidiaries (including the proceeds of the Indebtedness to be incurred), plus (c) earnest money deposits associated with potential acquisitions as of such date, plus (d) the book value (determined in accordance with GAAP) (but determined without giving effect to any depreciation or amortization) of all other investments held by the Issuers and their Subsidiaries at such date (exclusive of goodwill and other intangible assets). Total Asset Value shall be adjusted in the case of assets owned by Subsidiaries of the Issuers which are not wholly owned Subsidiaries of the Issuers to reflect the Issuers’ Ownership Share therein. For the period from June 30, 2013, through the date of the Spin-Off, Total Asset Value shall be determined as if the Master Lease had been in effect throughout such period, and the Spin-Off occurred at the beginning of such period, as reasonably determined by an Issuer.

“Total Debt” means, as of any date of determination, the aggregate principal amount of outstanding Indebtedness of the Issuers and their Subsidiaries as of such date; provided that (a) Total Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder, and (b) the amount of Total Debt, in the case of Indebtedness of a Subsidiary of the Issuers that is not a wholly owned Subsidiary of the Issuers, shall be reduced to reflect the Issuers’ proportionate interest therein.

“Total Unencumbered Asset Value” means, as of any date of determination, the Total Asset Value for all assets owned by the Issuers or one of their Subsidiaries at such date that are not subject to any Lien which secures Indebtedness of the Issuers and their Subsidiaries.

“Transactions” means, collectively, (a) the Spin-Off and the series of corporate restructurings and other transactions entered into in connection with the foregoing, the acquisition by the Parent Guarantor of the GLPI Assets and the entering into of the Master Lease, (b) the issuance of the Notes and the entering into of the Credit Agreement, (c) the payment of the earnings and profits purge, (d) any other transactions defined as “Transactions” in the Offering Memorandum and (e) the payment of fees and expenses in connection with the foregoing.

“Treasury Rate” means, with respect to any redemption date of the applicable series of Notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue of the applicable series of Notes, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price on such redemption date.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article VII, shall also include any successor Trustee. “Trustee” shall also mean or include each Person who is then a Trustee hereunder, and, if at any time there is more than one such Person, “Trustee” as used with respect to the Notes of any series shall mean the Trustee with respect to the Notes of such series.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the Consolidated Financial Statements of such Person.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note of the applicable series of Notes substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unsecured Debt” means, as of any date of determination, that portion of Total Debt as of that date that is not Secured Debt.

“U.S.  Person” means a U.S.  person as defined in Rule 902(o) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02                             Other Definitions.

Term	Defined in Section
“Change of Control Offer”	4.11
“Change of Control Payment”	4.11
“Change of Control Payment Date”	4.11
“Covenant Defeasance”	8.03
“Issuers”	Preamble
“Legal Defeasance”	8.02
“Paying Agent”	2.04
“Payment Default”	6.01
“Registrar”	2.04
“Reports Default Notice”	6.01

Section 1.03                             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means each of the Issuers and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04                             Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  the words “include,” “including” and other words of similar import mean “include, without limitation” or “including, without limitation,” regardless of whether any reference to “without limitation” or words of similar import is made; and the included items do not limit the scope of the more general terms; and the listed included items are covered whether or not they are within the scope of the more general terms;

(f)                                   references to “defeasance” shall mean both covenant defeasance and legal defeasance, unless otherwise specified;

(g)                                  provisions apply to successive events and transactions; and

(h)                                 references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE II

THE NOTES

Section 2.01                             Amount of Notes; Issuable in Series.

(a)                                 General. The aggregate principal amount of Notes that may be authenticated and delivered and outstanding under this Indenture is unlimited. The Notes may be issued from time to time in one or more series. Except as provided in Section 9.02, all Notes (including any Exchange Notes issued in exchange therefor) will vote (or consent) as a single class with other Notes and otherwise be treated as Notes for all purposes of this indenture.

(b)                                 Supplemental Indenture. The following matters shall be established with respect to each series of Notes issued hereunder in a Series Supplemental Indenture:

(i)                                     the designation of the Notes of the series, including CUSIP numbers, which shall distinguish the Notes of the series from the Notes of all other series, and which may be part of a series of Notes previously issued;

(ii)                                  any limit (if any) upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (which limit shall not pertain to Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.07, 2.08, 2.11 or 3.06;

(iii)                               the date or dates on which the principal of and premium, if any, on the Notes of the series is payable or the method of determination and/or extension of such date or dates, and the amount or amounts of such principal and premium, if any, payments and methods of determination thereof;

(iv)                              the rate or rates at which the Notes of the series shall bear interest (including defaulted interest other than as set forth in Section 2.13 hereof), if any, or the method of calculating and/or resetting such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the date or dates on which a record shall be taken for the determination of Holders to whom interest is payable;

(v)                                 the period or periods within which, the price or prices at which, and other terms and conditions upon which Notes of the series (i) may be redeemed, in whole or in part, at the option of the Issuers, if the Issuers are to have the option or (ii) shall be redeemed, in whole or in part, upon the occurrence of specified events, if the Notes shall be subject to a mandatory redemption provision;

(vi)                              if other than the principal amount thereof, the portion of the principal amount of Notes of the series that shall be payable upon declaration of acceleration of maturity therefore pursuant to Section 6.02 or the method by which such portion shall be determined;

(vii)                           any addition to, deletion from or change in the Events of Default which apply to any Notes of the series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 6.02; and

(viii)                        In the case of any Notes, other than Initial Notes and any Exchange Notes issued in exchange for Initial Notes, any addition to, deletion from or change in the covenants set forth in Article IV;

(ix)                              whether and under what circumstances the Issuers will pay additional amounts on the Notes of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuers will have the option to redeem the Notes of the series rather than pay such additional amounts;

(x)                                 if the Notes of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Note of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(xi)                              any Trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the Notes of such series;

(xii)                           if the Notes of the series are to be convertible into or exchangeable for any other security or property of the Issuer, including, without limitation, Notes of another Person held by an Issuer or its Affiliates and, if so, the terms thereof;

(xiii)                        any addition to, deletion from or change in any guarantors with respect to the Notes of such series;

(xiv)                       whether the Notes of such series shall be issued as Global Notes (including 144A Global Notes, Regulation S Global Notes or IAI Global Notes, or Restricted Global Notes or Unrestricted Global Notes) or as Definitive Notes (including Restricted Definitive Notes or Unrestricted Definitive Notes); and

(xv)                          any other terms of the series.

The form of the Notes of such series, as set forth in Exhibit A, may be modified to reflect such matters as so established in such Series Supplemental Indenture.

Such matters may also be established in a Series Supplemental Indenture for any additional Notes issued hereunder that are to be of the same series as any Notes previously issued hereunder. Notes that have the same terms described in the foregoing clauses (i) through (xv) will be treated as the same series, unless otherwise designated by the Issuers.

Section 2.02                             Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof unless otherwise specified in the Series Supplemental Indenture for such series.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers, the Parent Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes of an applicable series issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes of an applicable series issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of

Interests in the Global Note” attached thereto).  Each Global Note of an applicable series of Notes shall represent such of the outstanding Notes of such series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes of such series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c)                                  Temporary Global Notes.   Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  The Restricted Period shall be terminated upon the receipt by the Trustee of:

(i)             a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.07 hereof); and

(ii)          an Officer’s Certificate from the Issuers.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note, as the case may be, may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

This Section 2.02(c) shall not apply to any Notes offered and sold in reliance on Regulation S at such time as the Issuers are no longer subject to Category 3 restrictions under Section 903 of the Securities Act.

(d)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer

Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes of an applicable series that are held by Participants through Euroclear or Clearstream.

Section 2.03                             Execution and Authentication.

The Notes shall be executed by an Officer or an authorized signatory as identified in an Officer’s Certificate (pursuant to a power of attorney or other similar instrument).  The signature of any such Officer (or authorized signatory) on the Notes shall be by manual or facsimile signature in the name and on behalf of the Issuers.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee or an authorized agent, shall upon receipt of an Issuers Order and an Officer’s Certificate and Opinion of Counsel pursuant to Section 12.04 (which Opinion of Counsel for this purpose shall also state:

(1)                                 that the form of such Notes has been established by a Series Supplemental Indenture in accordance with Section 2.01 and in conformity with the provisions of this Indenture;

(2)                                 that the terms of such Notes have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture; and

(3)                                 that such Notes, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, subject to customary exceptions, including bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles);

authenticate Notes for original issue in an aggregate principal amount set forth in the Issuers Order.

The Trustee may appoint an authenticating agent to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such authentication agent.  An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

Section 2.04                             Registrar and Paying Agent.

The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoints DTC to act as Depositary with respect to the Global Notes of each series of Notes.

The Issuers initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes of each series of Notes.

Section 2.05                             Paying Agent To Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of Notes of the applicable series or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes of such series, and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it with respect to Notes of such series to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it with respect to Notes of such series to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money with respect to Notes of such series.  If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of Notes of the applicable series all money held by it as Paying Agent with respect to Notes of such series.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06                             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of each series of Notes and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar for a series of Notes, the Issuers shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of such series of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.07                             Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes of an applicable series of Notes will be exchanged by the Issuers for Definitive Notes of such series if:

(i)                                     the Issuers delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for such series or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary for such series is not appointed by the Issuers within 120 days after the date of such notice from the Depositary; or

(ii)                                  the Issuers in their sole discretion determines that the Global Notes for such series (in whole but not in part) should be exchanged for Definitive Notes of such series and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes of such series shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes of a series also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof.  Every Note of an applicable series authenticated and delivered in exchange for, or in lieu of, a Global Note of such series or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note of such series.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note of an applicable series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note of such series in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period for such series, transfers of beneficial interests in the Regulation S Temporary Global Note of such series may not be made to a U.S.  Person or for the account or benefit of a U.S.  Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note of an applicable series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global

Note of such series.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in Global Notes of an applicable series of Notes that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of such series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of such series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(h) hereof.

Upon consummation of an Exchange Offer with respect to the applicable series of Notes by the Issuers in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied with respect to the series of Notes subject to such Exchange Offer upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes of such series.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes of the applicable series contained in this Indenture and the Notes of such series or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) of such series pursuant to Section 2.07(h) hereof.

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note of the applicable series may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note of such series, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note of such series, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note of such series, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv)                              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.  A beneficial interest in any Restricted Global Note of the applicable series of Notes may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note of such series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer for such series in accordance with the applicable Registration Rights Agreement;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement for such series in accordance with the applicable Registration Rights Agreement; or

(C)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note of such series proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of such series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note of such series proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (C) above at a time when an Unrestricted Global Note of such series has not yet been issued, the Issuers shall issue and, upon receipt of an Issuers Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (C) above.  Beneficial interests in an Unrestricted Global Note of an applicable series of Notes cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note of such series.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                     Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note of an applicable series of Notes proposes to exchange such beneficial interest for a Restricted Definitive Note of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of such series, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note of such series proposes to exchange such beneficial interest for a Restricted Definitive Note of such series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S.  Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note of such series to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note of such series in the appropriate principal amount.  Any Definitive Note of an applicable series of Notes issued in exchange for a beneficial interest in a Restricted Global Note of such series pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note of an applicable series of Notes issued in exchange for a beneficial interest in a Restricted Global Note of such series pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                                  Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding 2.07(c)(i) and (iii) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)                               Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note of an applicable series of Notes may exchange such beneficial interest for an Unrestricted Definitive Note of such series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of such series only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer for such series in accordance with the applicable Registration Rights Agreement;

(B)          such transfer is effected pursuant to the Shelf Registration Statement for such series in accordance with the applicable Registration Rights Agreement; or

(C)          the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Note of such series proposes to exchange such beneficial interest for a Definitive Note of such series that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)           if the holder of such beneficial interest in a Restricted Global Note of such series proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note of such series that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note of an applicable series proposes to exchange such beneficial interest for a Definitive Note of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note of such series, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note of such series to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note of such series in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes of an applicable series of Notes to the Persons in whose names such Notes of such series are so registered.  Any Definitive Note of an applicable series of Notes issued in exchange for a beneficial interest in an Unrestricted Global Note of such series pursuant to this Section 2.07(c)(iii) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note of an applicable series of Notes proposes to exchange such Note for a beneficial interest in a Restricted Global Note of such series or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of such series, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such Restricted Definitive Note is being transferred to a Non-U.S.  Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)          if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note of such series, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note of such series, in the case of clause (B) above, the 144A Global Note of such series, in the case of clause (C) above, the Regulation S Global Note of such series, and in all other cases, the IAI Global Note of such series.

(ii)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note of an applicable series of Notes may exchange such Note for a beneficial interest in an Unrestricted Global Note of such series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of an applicable series of Notes only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer for such series in accordance with the applicable Registration Rights Agreement;

(B)          such transfer is effected pursuant to the Shelf Registration Statement for such series in accordance with the applicable Registration Rights Agreement; or

(C)          the Registrar receives the following:

(1)           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note of such series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note of such series, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes of such series and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note of such series.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note of an applicable series of Notes may exchange such Note for a beneficial interest in an Unrestricted Global Note of such series or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note of such series and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes of such series.

If any such exchange or transfer from a Definitive Note of such series to a beneficial interest in an Unrestricted Global Note of such series is effected pursuant to subparagraph (ii)(B), (ii)(C) or (iii) above at a time when an Unrestricted Global Note of such series has not yet been issued, the Issuers shall issue and, upon receipt of an Issuers Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the principal amount of Definitive Notes of such series of Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes of an applicable series of Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes of such series.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e):

(iv)          Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note of an applicable series of Notes may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note of such series if the Registrar receives the following:

(A)          (if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(v)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note of an applicable series of Notes may be exchanged by the Holder thereof for an Unrestricted Definitive Note of such series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of such series if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer for such series in accordance with the applicable Registration Rights Agreement;

(B)          any such transfer is effected pursuant to the Shelf Registration Statement for such series in accordance with the Registration Rights Agreement; or

(C)          the Registrar receives the following:

(1)           if the Holder of such Restricted Definitive Notes of such series proposes to exchange such Notes for an Unrestricted Definitive Note of such series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)           if the Holder of such Restricted Definitive Notes of such series proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note of such series, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(vi)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes of an applicable series of Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of such series.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes of such series pursuant to the instructions from the Holder thereof.

(f)            Exchange Offer.  Upon the occurrence of an Exchange Offer for an applicable series of Notes in accordance with the Registration Rights Agreement for such series of Notes, the Issuers shall issue and, upon receipt of an Issuers Order in accordance with Section 2.03, the Trustee shall authenticate:

(i)            one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes of such series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes of such series and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer for such series of Notes; and

(ii)           Unrestricted Definitive Notes of such series in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes of such series accepted for exchange in the Exchange Offer for such series of Notes.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes of such series to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes of such series so accepted Definitive Notes of such series in the appropriate principal amount.

(g)           Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes of each series of Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture or in the applicable Series Supplemental Indenture.

(i)            Private Placement Legend.  (A)  Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFF-SHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUESTS), OR (G) PURSUANT TO AN

EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(A)          Notwithstanding the foregoing, any Global Note or Definitive Note of an applicable series of Notes issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)           Global Note Legend.  Each Global Note of an applicable series of Notes shall bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO GLP CAPITAL, L.P. AND GLP FINANCING II, INC. ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(iii)          Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, DELIVERED OR TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (II) THE DATE OF ISSUE OF THESE NOTES.”

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note of an applicable series of Notes have been exchanged for Definitive Notes of such series or a particular Global Note of an applicable series has been redeemed, repurchased or canceled in whole and not in part, each such Global Note of an applicable series of Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note of an applicable series of Notes is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of such series or for Definitive Notes of such series, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of such series, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes of an applicable series of Notes upon receipt of an Issuers Order or at the Registrar’s request.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.11 and 9.05 hereof).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes of an applicable series of Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes of such series shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes of such series surrendered upon such registration of transfer or exchange.

(v)           The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes of an applicable series of Notes during a period beginning at the opening of business 15 days before the mailing of a notice of redemption for such series of Notes under Section 3.03 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date for such series of Notes and the next succeeding Interest Payment Date for such series of Notes.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 hereof.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)           Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.08                             Replacement Notes.

If any mutilated Note of a series is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note of a series, the Issuers shall issue and the Trustee, upon receipt of an Issuers Order, shall authenticate a replacement Note of such series if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note of such series is replaced.  The Issuers may charge for its expenses in replacing a Note of such series.

Every replacement Note of a series is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of such series duly issued hereunder.

Section 2.09                             Outstanding Notes.

The Notes of a series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note of such series effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes of a series payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10                             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of a series have concurred in any direction, waiver or consent, Notes of such series owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11                             Temporary Notes.

Until certificates representing Notes of a series are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Issuers Order, shall authenticate temporary Notes of such series.  Temporary Notes of a series shall be substantially in the form of certificated Notes of such series but may have variations that the Issuers considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes of a series in exchange for Temporary Notes of such series.

Holders of Temporary Notes shall be entitled to all of the benefits of this Indenture with respect to Notes of such series.

Section 2.12                             Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  The Trustee shall notify the Issuers in writing upon cancellation of any Notes. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13                             Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  Unless otherwise specified for Notes of any series in the applicable Series Supplemental Indenture, as contemplated by Section 2.01, at least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14                             CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers.  The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE III

REDEMPTION AND PREPAYMENT

The provisions of this Article III shall be applicable to the Notes of any series which are redeemable before their maturity or to any sinking fund for the retirement of Notes of a series, in each case except as otherwise specified in a Series Supplemental Indenture as contemplated by Section 2.01 for Notes of such series.

Section 3.01                             Notices to Trustee.

If the Issuers elect to redeem a series of Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (except to the extent shorter or  longer notice of redemption may be given to Holders as provided in Section 3.03), an Officer’s Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes of such series to be redeemed and (iv) the redemption price.

Section 3.02                             Selection of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes of a series to be redeemed or purchased in an offer to purchase among the Holders of the Notes of such series in compliance with the requirements of the principal national securities exchange, if any, on which the Notes of such series are listed or, if the Notes of such series are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate and in accordance with DTC procedures; provided that any redemption pursuant to Section 3.07(b) hereof shall be effected on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited or is not practicable. In the event of partial redemption by lot, the particular Notes of such series to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes of such series not previously called for redemption.

The Trustee shall promptly notify the Issuers in writing of the Notes of a series selected for redemption and, in the case of any Note of such series selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of such series of a Holder are to be redeemed, the entire outstanding amount of Notes of such series held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03                             Notice of Redemption.

(a)           At least 30 days but not more than 60 days before a redemption date for a series of Notes, the Issuers shall mail or cause to be mailed, by first class mail (or in the case of Global Notes, given pursuant to applicable DTC procedures), a notice of redemption to each Holder whose Notes of such series are to be redeemed at its registered address, except that (i) redemption notices may be mailed or given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes (whether by covenant or legal defeasance) or a satisfaction and discharge of this Indenture and (ii) redemption notices may be mailed less than 30 or more than 60 days prior to a redemption date if so required by any applicable Gaming Authority in connection with a redemption described under Section 3.07(b) hereof.

(b)           The notice shall identify the Notes of such series (including CUSIP number(s)) to be redeemed and shall state:

(i)            the redemption date;

(ii)           the redemption price;

(iii)          if any Note of such series is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(iv)          the name and address of the Paying Agent;

(v)           that Notes of such series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)          that, unless the Issuers default in making such redemption payment, interest on Notes of such series called for redemption ceases to accrue on and after the redemption date;

(vii)         the paragraph of the Notes of such series and/or Section of this Indenture or any Series Supplemental Indenture pursuant to which the Notes of such series called for redemption are being redeemed; and

(viii)        that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes of such series.

At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Nothing in this Indenture shall otherwise prohibit or prevent, the Issuers or their affiliates from, at any time, and from time to time, purchasing Notes or other Indebtedness, whether through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuers or any such affiliates may determine.

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes of a series called for redemption become irrevocably due and payable on the redemption date at the redemption price (subject to the satisfaction of any applicable conditions precedent).  Unless the Issuers default in the payment of the redemption price, on and after the redemption date, interest ceases to accrue on Notes of a series or portions of them called for redemption.

Section 3.05                             Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. New York City time on the redemption or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes of such series to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes of such series or the portions of Notes called for redemption or purchase.  If a Note of such series is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date for such series, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note of such series called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes of such series and in Section 4.01 hereof.

Section 3.06                             Notes Redeemed or Purchased in Part.

Upon surrender of a Note of a series that is redeemed or purchased in part, the Issuers shall issue and, upon the Issuers’ written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note of such series equal in principal amount to the unredeemed or unpurchased portion of the Note of such series surrendered.

Section 3.07                             Optional Redemption and Gaming Redemption.

(a)           At any time at the option of the Issuers, the Issuers may redeem the Notes of a series for cash at their option, in whole or in part, at any time or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes of such series being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to, but not including, the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, in each case plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption; provided, however, that if the Issuers redeem the Notes of a series 90 or fewer days prior to the Maturity Date of such series, the redemption price will equal 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption; provided, further, that installments of interest that are due and payable on any Interest Payment Dates falling on or prior to a redemption date shall be payable on such Interest Payment Dates to the persons who were registered Holders of the Notes of such series at the close of business on the applicable record dates.

(b)           In addition to the foregoing, if any Gaming Authority requires that a Holder or Beneficial Owner of Notes of a series must be licensed, qualified or found suitable under any applicable Gaming Laws and such Holder or Beneficial Owner:  (i) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or (ii) is denied such license or qualification or not found suitable, or if any Gaming Authority otherwise requires that Notes of such series from any Holder or Beneficial Owner be redeemed, subject to applicable Gaming Laws the Issuers shall have the right, at their option:  (x) to require any such Holder or Beneficial Owner to dispose of its Notes of such series within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or (y) to call for the redemption of the Notes of such series of such Holder or Beneficial Owner at a redemption price equal to the least of:  (A) the principal amount thereof, together with accrued and unpaid interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, (B) the price at which such Holder or Beneficial Owner acquired the Notes of such series, together with accrued and unpaid interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, or (C) such other lesser amount as may be required by any Gaming Authority.

The Issuers shall notify the Trustee in writing of any such redemption as soon as practicable.  The Holder or Beneficial Owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                             Mandatory Redemption.

The Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

ARTICLE IV

COVENANTS

Section 4.01                             Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes of each series on the dates and in the manner provided in the Notes of such series.  Principal, premium and interest with respect to a series of Notes shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m.  Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium and interest then due on such series.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal with respect to a series of Notes at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes of such series to the extent lawful; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest with respect to a series of Notes (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02                             Maintenance of Office or Agency.

The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes of each series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes of such series and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes of each series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.04.

Section 4.03                             Reports.

(a)           Whether or not required by the SEC, so long as any Notes are outstanding, the Issuers will furnish to the Trustee with written instructions for mailing (or in the case of Global Notes, delivery pursuant to applicable DTC procedures) to the Holders of Notes, within 30 days after the time periods specified in the SEC’s rules and regulations:

(1)                                 all quarterly and annual financial information that is filed or that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if or as if the Issuers were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuers’ certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

(b)           The availability of the foregoing materials on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Issuers’ obligations to furnish such materials to the Trustee for mailing (or in the case of Global Notes, delivery pursuant to applicable DTC procedures) to the Holders of Notes; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor).

(c)           Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(d)           In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, if the Issuers are not required to file with the SEC the reports required by Section 4.03(a), it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e)           Notwithstanding the foregoing, for so long as the Parent Guarantor guarantees the Notes (or in the event that another parent entity of the Issuers becomes a parent guarantor of the Notes), the Issuers may satisfy their obligations to furnish the reports and other information described above by furnishing such reports filed by, or such information of, the Parent Guarantor (or such other parent guarantor, respectively) and the availability of the Parent Guarantor’s (or such other parent guarantor’s, as applicable) information on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy such obligation; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor).

Section 4.04                             Compliance Certificate.

(a)           The Issuers shall deliver to the Trustee, within 105 days after the end of each fiscal year, an Officer’s Certificate (which Officer’s Certificate must be signed by at least one of the principal executive officer, the principal financial officer or the principal accounting officer of the Issuers) stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes of any series is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or proposes to take with respect thereto.

(b)           So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Issuers’ independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)           The Issuers shall, so long as any Notes of an applicable series are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default with respect to such series, an Officer’s Certificate specifying such Default or Event of Default with respect to such series and what action the Issuers are taking or proposes to take with respect thereto.

Section 4.05                             Taxes.

The Issuers shall pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06                             Stay, Extension and Usury Laws.

The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                            Limitation on Incurrence of Indebtedness.

(a)           Limitation on Total Debt.  The Issuers shall not, and shall not permit any of their Subsidiaries to, incur any Indebtedness (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Indebtedness, the Total Debt of the Issuers and their Subsidiaries on a pro forma basis (including pro forma application of the net proceeds from such Indebtedness) would exceed 60% of the sum of (i) Total Asset Value as of the end of the Latest Completed Quarter and (ii) any increase in Total Asset Value since the end of the Latest Completed Quarter (such sum of (i) and (ii), “Adjusted Total Asset Value”); provided, however, that from and after the consummation of a Significant Acquisition, such percentage shall be 65% for the fiscal quarter in which such Significant Acquisition is consummated and the three consecutive fiscal quarters immediately succeeding such fiscal quarter.

(b)           Limitation on Secured Debt.  The Issuers shall not, and shall not permit any of their Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt, the Secured Debt of the Issuers and their Subsidiaries on a pro forma basis (including pro forma application of the net proceeds from such Indebtedness) would exceed 40% of Adjusted Total Asset Value.

(c)           Interest Coverage Ratio.  The Issuers shall not, and shall not permit any of their Subsidiaries to, incur any Indebtedness (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Indebtedness, the ratio of Consolidated EBITDA to Interest Expense for the Issuers and their Subsidiaries (the “Coverage Ratio”) for the four consecutive fiscal quarter period ending on and including the Latest Completed Quarter would be less than 1.50 to 1.00 on a pro forma basis (including pro forma application of the net proceeds from such Indebtedness).

(d)           Limitation on Subordinated Debt and Subsidiary Guarantees.

(i)            The Issuers shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Issuers, unless such Indebtedness is expressly subordinated in right of payment to the Notes. The foregoing does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens securing some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral or as a result of provisions that apply proceeds or amounts received by the borrower, obligor or any issuer following a default or exercise of remedies in a certain order of priority.

(ii)           Following the date of this Indenture, no Subsidiary of the Operating Partnership (excluding Capital Corp.) will directly or indirectly guarantee, or become jointly and severally liable with respect to any Debt Securities of the Operating Partnership (excluding, in any event, (x) Acquired Debt and (y) guarantees of such Acquired Debt or any other Indebtedness of the Operating Partnership to the extent a guarantee is required as a result of the assumption by the Operating Partnership of such Acquired Debt described in clause (x) pursuant to the terms thereof as they existed at the time of and after giving effect to (and are not modified in contemplation of, other than to give effect to) the assumption of or acquisition of such Acquired Debt) issued after the date of this Indenture, unless a guarantee is provided in respect of the Notes by such Subsidiary.

Section 4.08                             Maintenance of Total Unencumbered Assets.

The Issuers and their Subsidiaries shall maintain Total Unencumbered Asset Value of not less than 150% of Unsecured Debt, in each case calculated as of the end of the Latest Completed Quarter.

Section 4.09                             Master Lease.

The Issuers will not enter into any amendment to the Master Lease if such amendment would materially impair the ability of the Issuers to satisfy their obligations to make payments on the Notes; provided that amendments of the Master Lease (and corresponding rent reduction) pursuant to the terms of the Master Lease in connection with an asset sale made in accordance with the Master Lease shall not be deemed to materially impair the ability of the Issuers to satisfy their obligations to make payments on the Notes or to materially impair the rights and remedies of the Holders of the Notes.

Section 4.10                             Limitation on Activities of Capital Corp.

Capital Corp. shall not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that Capital Corp. may be a co-obligor or guarantor with respect to indebtedness if the Operating Partnership is an obligor on or guarantor of such indebtedness and the net proceeds of such indebtedness are funded to, or at the direction of, the Operating Partnership or a Subsidiary thereof other than Capital Corp.

Section 4.11                             Offer To Repurchase upon Change of Control and Ratings Decline.

(a)           If a Change of Control Triggering Event occurs with respect to a series of Notes, each Holder of such Notes shall have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that Holder’s Notes of the applicable series pursuant to an offer by the Issuers (a “Change of Control Offer”) on the terms set forth in this Indenture, except to the extent the Issuers have previously elected to redeem such Notes as described under Section 3.07.  In the Change of Control Offer, the Issuers shall offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to the date of purchase (the “Change of Control Payment”).

(b)                                 Subject to the last sentence in Section 4.11(h), within 30 days following the occurrence of a Change of Control Triggering Event, the Issuers shall mail a notice to each Holder of Notes of the applicable series describing the transaction or transactions that constitute, or are expected to constitute, the Change of Control Triggering Event with respect to such series, and offering to repurchase Notes of the applicable series on the date (the “Change of Control Payment Date”) specified in the notice pursuant to this Section 4.11 and stating:

(i)                                     that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes of such series tendered will be accepted for payment;

(ii)                                  the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days after the date such notice is mailed (or in the case of Global Notes, given pursuant to applicable DTC procedures) (the “Change of Control Payment Date”);

(iii)                               that any Note of such series not tendered will continue to accrue interest;

(iv)                              that, unless the Issuers default in the payment of the Change of Control Payment, all Notes of such series accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v)                                 that Holders electing to have any Notes of such series purchased pursuant to a Change of Control Offer will be required to surrender the Notes of such series, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)                              that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes of such series delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes of such series purchased; and

(vii)                           that Holders whose Notes of such series are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000.

(c)                                  On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(i)                                     accept for payment all Notes of the applicable series or portions of Notes of the applicable series properly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes of the applicable series or portions of Notes of the applicable series properly tendered; and

(iii)                               deliver or cause to be delivered to the Trustee the Notes of the applicable series properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes of the applicable series or portions of Notes of the applicable series being purchased by the Issuers.

(d)                                 The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000.

(e)                                  The provisions described above that require the Issuers to make a Change of Control Offer following the occurrence of a Change of Control Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable.  Except as described above with respect to a Change of Control Triggering Event, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(f)                                   The Issuers shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes of the applicable series properly tendered and not withdrawn under the Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of an anticipated Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

(g)                                  If Holders of not less than 90% in aggregate principal amount of the outstanding applicable series of Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of the applicable series that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including the date of redemption.

(h)                                 The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

Section 4.12                             Payment of Liquidated Damages.

If Liquidated Damages are payable due to the occurrence of a Registration Default as described in the applicable Registration rights Agreement or pursuant to Section 6.01(b) hereof, the Issuers shall deliver to the Trustee a certificate to that effect stating (1) the amount of such Liquidated Damages that are payable and (2) the date on which such Liquidated Damages are payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office of the Trustee such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable. If the Issuers have paid Liquidated Damages directly to the person entitled to it, the Issuers shall deliver to the Trustee a certificate setting forth the particulars of such payment. All references in this Indenture and the Notes of any applicable series to interest on the Notes of such series shall include any applicable Liquidated Damages, if any, with respect to such series.

ARTICLE V

SUCCESSORS

Section 5.01                             Merger, Consolidation or Sale of Assets.

(a)                                 Each Issuer may not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not such Issuer is the surviving corporation); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Issuer and their Subsidiaries taken as a whole to another Person unless:

(1)                                 either (a) such Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia (provided that if such Person is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws);

(2)                                 the Person formed by or surviving any such consolidation or merger (if other than an Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes, this Indenture and the applicable Registration Rights Agreement(s); and

(3)                                 immediately after such transaction no Default or Event of Default exists with respect to the Notes.

(b) Upon any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the Issuers’  and their Subsidiaries’ assets, taken as a whole, in compliance with the provisions of this Section 5.01(b), the Issuers will be released from the obligations under the Notes, this Indenture and the Registration Rights Agreement except with respect to any obligations that arise from, or are related to, such transaction.

This Section 5.01 will not apply to:

(1)                                 a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent Guarantor, the Issuers (or an Issuer) or any of the Issuers’ Subsidiaries;

(2)                                 a merger between the Issuers (or an Issuer), the Parent Guarantor or any Subsidiary respectively, and an Affiliate of an Issuer, the Parent Guarantor or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing an Issuer, the Parent Guarantor or such Subsidiary in another state of the United States or changing the legal domicile or form of an Issuer, the Parent Guarantor or such Subsidiary or for the sole purpose of forming or collapsing a holding company structure;

(3)                                 the lease of all or substantially all of the real estate assets of the Parent Guarantor or any Issuer, or any of their respective Subsidiaries, to PNGI or its Subsidiaries or another operator pursuant to the Master Lease or another real estate lease or leases; or

(4)                                 the Transactions and any transactions related thereto.

Section 5.02                             Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the applicable Issuer’s or its Subsidiaries’ assets, taken as a whole, in compliance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the applicable Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuers” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the applicable Issuer under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of such Issuer’s or its Subsidiaries’ assets, taken as a whole, that meets the requirements of Section 5.01 hereof.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

(a)                                 The following are “Events of Default” under this Indenture with respect to Notes of a particular series:

(1)                                 the Issuers default in the payment when due of interest on the Notes of such series and such default continues for a period of 30 days;

(2)                                 the Issuers default in the payment when due of the principal of or premium, if any, on the Notes of such series when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

(3)                                 subject to the last paragraph of this Section 6.01, the Issuers or any of their Subsidiaries fail to observe or perform any other covenant, representation, warranty or other agreement (other than a covenant or agreement included in this Indenture for the benefit of one or more series of  Notes other than such series of Notes) in this Indenture or the Notes of such series for 60 days after the Issuers’ receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding that have such covenant, representation, warranty or other agreement;

(4)                                 a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of the Issuers’ recourse Indebtedness  (or the payment of which we guarantee), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:  (i) is caused by a failure to pay principal of such Indebtedness at final maturity (a “Payment Default”); or (ii) results in the acceleration of such Indebtedness prior to its express maturity (which acceleration has not been rescinded, annulled or cured within 20 Business Days after receipt by the Issuers of notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding specifying such default), and, in each case, the due and payable principal amount of any such Indebtedness, together with the due and payable principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(5)                                 the Issuers or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is not paying its debts as they become due;

(6)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Issuers or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Issuers or any of their Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuers or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Issuers or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7)                                 other than in connection with any transaction not prohibited by Section 4.09, the Master Lease shall have terminated or the Master Lease Guaranty shall have terminated (other than in accordance with the terms of the Master Lease); provided that such termination shall not constitute an event of default if within 90 days after such termination the Operating Partnership has entered into one or more Permitted Replacement Leases (or in the case of the Master Lease Guaranty, a replacement guaranty is entered into in accordance with the Master Lease).

(b)                                 Notwithstanding clause (3) of Section 6.01(a) hereof or any other provision of this Indenture, except as provided in the second to last sentence of this Section 6.01(b), the sole remedy for any failure to comply by the Issuers with Section 4.03 shall be the payment of Liquidated Damages as described in the following sentence, such failure to comply shall not constitute an Event of Default, and Holders of the Notes shall not have any right under this Indenture to accelerate the maturity of the Notes as a result of such failure to comply.  If the failure to comply by the Issuers with Section 4.03 hereof continues for 60 days after the Issuers receive notice of such failure to comply in accordance with clause (3) of Section 6.01(a) (such notice, the “Reports Default Notice”), and is continuing on the 60th day following the Issuers’ receipt of the Reports Default Notice the Issuers will pay Liquidated Damages to all Holders of Notes at a rate per annum equal to 0.25% of the principal amount of the Notes from the 60th day following the Issuers’ receipt of the Reports Default Notice to but not including the earlier of (x) the 121st day following the Issuers’ receipt of the Reports Default Notice and (y) the date on which the failure to comply by the Issuers with Section 4.03 hereof shall have been cured or waived.  On the earlier of the date specified in the immediately preceding clauses (x) and (y), such Liquidated Damages will cease to accrue. If the failure to comply by the Issuers with Section 4.03 hereof shall not have been cured or waived on or before the 121st day following the Issuers’ receipt of the Reports Default Notice, then the failure to comply by the Issuers with Section 4.03 hereof shall on such 121st day constitute an Event of Default.  A failure to comply with Section 4.03 hereof automatically shall cease to be continuing and shall be deemed cured at such time as the Issuers (or the Parent Guarantor or other parent guarantor, as applicable) furnishes to the Trustee the applicable information or report (it being understood that the availability of such information or report on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Issuers’ obligation to furnish such information or report to the Trustee); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor).

Section 6.02                             Acceleration.

If any Event of Default (other than an Event of Default specified in Section 6.01(a)(5) or (6) hereof with respect to the Issuers, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occur and is continuing, unless otherwise specified for Notes of any series in the applicable Series Supplemental Indenture, as contemplated by Section 2.01, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (or then outstanding Notes of such series in case of an Event of Default specific to such series) may declare all the Notes (or all the Notes of such series, as applicable) to be due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(a)(5) or (6) hereof occurs with respect to the

Issuers, all outstanding Notes shall be due and payable immediately without further action or notice.  The Holders of a majority in aggregate principal amount of the then outstanding Notes (or then outstanding Notes of such series in case of an Event of Default specific to such series) by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if the Trustee shall have received an Officer’s Certificate that all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03                            Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes (or then outstanding Notes of such series in case of an Event of Default specific to such series) by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture (or in the case of an Event of Default specific to a series of Notes, Holders of a majority in aggregate principal amount of the Notes of such series then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default with respect to the Notes of such series and its consequences under this Indenture), in each case, except a continuing Default or Event of Default in the payment of the principal of, premium and interest on, such Notes (or the Notes of such series, respectively) (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes  (or of the Notes of such series, respectively) may rescind an acceleration of the Notes (or the Notes of such series) and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                             Control by Majority.

Holders of a majority in principal amount of the then outstanding applicable series of Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such series of Notes or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of such series or that may involve the Trustee in personal liability.

Section 6.06                             Limitation on Suits.

A Holder of a Note of an applicable series may pursue a remedy with respect to this Indenture or the Notes of such series only if:

(a)                                 the Holder of a Note of such series gives to the Trustee written notice of a continuing Event of Default with respect to such series;

(b)                                 the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder of a Note of such series or Holders of Notes of such series offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)                                  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with the request.

A Holder of a Note of a series may not use this Indenture to prejudice the rights of another Holder of a Note of such series or to obtain a preference or priority over another Holder of a Note of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07                             Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing with respect to a series of Notes, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuers for the whole amount of principal of, premium, and interest remaining unpaid on the Notes of such series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes of each applicable series for amounts due and unpaid on the Notes of such series for principal, premium, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such series for principal, premium and interest, respectively; and

Third:  to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes of any series pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, any suit instituted by any Holder or group of Holders of any series holding in the aggregate (i) more than 10% in aggregate principal amount of the then outstanding Notes of such series, or, (ii) in the case of any suit relating to or arising under Section 6.01(a)(3) hereof (if the suit relates to Notes of more than one but less than all series), 10% in aggregate principal amount of Notes then outstanding and affected thereby, or (iii) in the case of any suit relating to or arising under Section 6.01(a)(3) (if the suit under Section 6.01(a)(3) relates to all the Notes then outstanding) or Section 6.01(a)(5) or (6), 10% in aggregate principal amount of all Notes then outstanding, or to any suit instituted by any Holder of Notes for the enforcement of the payment of the principal of or interest on any Note on or after the due date expressed in such Note or any date fixed for redemption.

ARTICLE VII

TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a reasonably prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

In the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(iii)                               this paragraph does not limit the effect of paragraph (b) of this Section;

(iv)                              the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(v)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of any series of Notes, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of any series of Notes unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                  In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to any series of Notes unless a Reasonable Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes of such series and this Indenture.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                                    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)                                 The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of offices authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes of any series, it shall not be accountable for the Issuers’ use of the proceeds from the Notes of any series or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes of any series or any other document in connection with the sale of the Notes of any series or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                             Notice of Defaults.

If a Default or Event of Default with respect to a series of Notes occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes of such series a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note of a series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes of such series.

Section 7.06                             Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes of each series a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred with respect to such series within the twelve months preceding the reporting date, no report need be transmitted for such series).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes of each series shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes of such series are listed in accordance with TIA § 313(d).  The Issuers shall promptly notify the Trustee in writing when the Notes of any series are listed on any stock exchange and of any delisting thereof.

Section 7.07                             Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as agreed between the Issuers and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a Trustee of an express trust.  The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder.  The Issuers shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel.  The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Issuers’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes of each series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes of such series.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(5) or (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08                             Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in principal amount of the then outstanding Notes of each series may remove the Trustee as such with respect to such series by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(a)                                 the Trustee fails to comply with Section 7.10 hereof;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee for purposes of this Indenture for all series or the particular series of Notes as applicable.  Within one year after the successor Trustee takes office with respect to a series of Notes, the Holders of a majority in principal amount of the then outstanding Notes of such series may appoint a successor Trustee with respect to such series to replace the successor Trustee with respect to such series appointed by the Issuers.

If a successor Trustee with respect to such series does not take office within 60 days after the retiring Trustee with respect to such series resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes of such series may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

If the Trustee with respect to such series, after written request by any Holder who has been a Holder of such series for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee with respect to such series and the appointment of a successor Trustee with respect to such series.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09                             Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10                             Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or in the case of a subsidiary of a bank holding Issuers, its bank holding Issuers parent shall have) a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11                             Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                             Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of each of their Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes of a series upon compliance with the conditions set forth below in this Article VIII.

Section 8.02                             Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to a series of Notes, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes of such series and this Indenture (and the Trustee for such series, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)                                 the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest or premium on such Notes when such payments are due from the trust referred to below;

(b)                                 the Issuers’ obligations with respect to the Notes of such series concerning issuing temporary Notes of such series, registration of Notes of such series, the replacement of mutilated, destroyed, lost or stolen Notes of such series and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)                                  the rights, powers, trusts, duties and immunities of the Trustee of such series, and the Issuers’ obligations in connection therewith; and

(d)                                 this Article VIII.

Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.02 with respect to a series of Notes, notwithstanding the prior exercise of their option under Section 8.03 hereof with respect to such series of Notes or any other series of Notes.

Section 8.03                             Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to a series of Notes, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11 and 4.12 hereof with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof with respect to such series, but, except as specified above, the remainder of this Indenture and the Notes of such series and the Notes of any other series shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to a series of Notes, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the “Events of Default” described in Sections 6.01(a) hereof (other than clauses (1), (2), (5) and (6) thereof pertaining to the Issuers) shall not constitute an Event of Default with respect to the Notes of such series.  The Issuers may exercise Legal Defeasance regardless of whether they previously have exercised Covenant Defeasance.

Section 8.04                             Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes of a series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to such series of Notes,

(a)                                 the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such series of Notes to be defeased, cash in U.S.  dollars, non-callable Government Securities, or a combination of cash in U.S.  dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm to pay the principal of, premium, and accrued and unpaid interest on the outstanding Notes to be defeased on the Stated Maturity or on a redemption date, as the case may be, and the Issuers must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date provided that, with respect to any redemption pursuant to Section 3.07(a), the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is so deposited with the Trustee equal to the redemption amount computed using the Treasury Rate as of the third Business Day preceding the date of such deposit with the Trustee;

(b)                                 in the case of an election under Section 8.02 hereof, the Issuers must have delivered to the Trustee an Opinion of Counsel confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, the Holders of the outstanding Notes of such series shall not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and shall be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of an election under Section 8.03 hereof, the Issuers have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes of such series shall not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 no Default or Event of Default with respect to such series shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit or other Indebtedness which is being Discharged and, in each case, the granting of Liens in connection therewith, all or a portion of the proceeds of which will be used to defease the Notes of such series pursuant to this Article VIII concurrently;

(e)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture or any agreement or instrument governing any other Indebtedness which is being Discharged) to which the Issuers are a party or by which the Issuers are bound;

(f)                                   the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes of such series over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

(g)                                  the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance of such series have been complied with.

The Legal Defeasance or Covenant Defeasance with respect to a series of Notes will be effective on the day on which all the applicable conditions above have been satisfied with respect to such series. Upon compliance with the foregoing, the Trustee shall, upon written request, execute proper instrument(s) acknowledging such Legal Defeasance or Covenant Defeasance with respect to such series.

Section 8.05                             Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of such series of all sums due and to become due thereon in respect of principal, premium, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(b) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance of the applicable series of Notes.

Section 8.06                             Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, or interest on any Note of the applicable series defeased and remaining unclaimed for two years after such principal, and premium, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Notwithstanding the foregoing, in the case of a covenant or legal defeasance or discharge to the applicable redemption date for a redemption pursuant to Section 3.07(a), the excess (if any) of (x) the amount deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or interest on the Notes over (y) the redemption price determined pursuant to Section 3.07(a) (including accrued and unpaid interest, if any, to the applicable redemption date) shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust on the applicable redemption date.

Section 8.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes of the applicable series defeased shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or interest on any Note of such series following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes of such series to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                             Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(a)                                 to cure any ambiguity, defect, mistake or inconsistency;

(b)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

(c)                                  to provide for the assumption of the Issuers’ obligations to the Holders of the Notes by a successor to the Issuers pursuant to Article V hereof;

(d)                                 to comply with the rules of any applicable securities depositary;

(e)                                  to comply with applicable Gaming Laws, to the extent that such amendment or supplement is not materially adverse to the Holders of Notes;

(f)                                   to provide for the issuance of additional Notes of any series in accordance with the limitations set forth in this Indenture;

(g)                                  to make any change that would provide any additional rights or benefits to the Holders of Notes (including to provide for any Guarantees of the Notes or any collateral securing the Notes or any Guarantees of the Notes) or that does not materially adversely affect the legal rights hereunder of any such Holder of the Note;

(h)                                 to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

(i)                                     to conform the text of this Indenture or the Notes to any provision of the Description of Notes contained in the Offering Memorandum as set forth in an Officer’s Certificate.

Upon the request of an Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                             With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including Section 4.11 hereof) and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes of all series then outstanding affected by such amendment or supplement voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture as it relates to the Notes of any series may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes of all such series voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Upon the request of an Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes of the applicable series as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the

Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not:

(a)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)                                 reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described under Section 4.11 hereof);

(c)                                  reduce the rate of or change the time for payment of interest on any Note;

(d)                                 waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(e)                                  make any Note payable in money other than that stated in the Notes;

(f)                                   make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium on the Notes;

(g)                                  waive a redemption payment with respect to any Note (other than a payment required by the covenant described under Section 4.11 hereof); or

(h)                                 make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03                             Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes of a series shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04                             Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective with respect to a series of Notes, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                             Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Issuers Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                             Trustee To Sign Amendments, etc.

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuers may not sign an amendment or supplemental Indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Issuers, enforceable in accordance with its terms.

ARTICLE X

GUARANTEES

Except for the Parent Guarantor (unless otherwise provided in the Series Supplemental Indenture for a series of Notes), no Person shall be required to guarantee the Notes pursuant to this Article X, except as expressly provided in Section 4.07(d)(ii) with respect to a Subsidiary of the Operating Partnership (excluding Capital Corp.) that is required to provide a guarantee in respect of the Notes.  This Article X shall be effective only with respect to the Parent Guarantor (for so long as the Parent Guarantor so provided a Guarantee of the Notes of the applicable series) and, in the case of any such Subsidiary Guarantor, only at such time as, and only to the extent that, such a guarantee is required to be provided in respect of the Notes of such series by such Subsidiary Guarantor pursuant to Section 4.07(d)(ii).

Section 10.01                      Guarantee.

On the Issue Date, the Parent Guarantor will be the sole guarantor.  With respect to any Person that becomes a Subsidiary Guarantor after the Issue Date as required by Section 4.07(d)(ii), such Subsidiary Guarantor agrees as set forth in this Article X.

Subject to this Article X, each of the Guarantors of applicable series of Notes hereby, jointly and severally, unconditionally guarantees to each Holder of a Note of such series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes of such series or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of and interest on the Notes of such series will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes of such series, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes of such series or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes of the applicable series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes of such series with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Guarantee with respect to a series of Notes shall not be discharged except by complete performance of the obligations contained in the Notes of the applicable series and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder with respect to a series of Notes, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect with respect to such series.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders of the applicable series of Notes under the Guarantee.

Section 10.02                      Discharge of Subsidiary Guarantee.

A Subsidiary Guarantor shall be automatically and unconditionally released and discharged of its Subsidiary Guarantee and its obligations in respect of this Indenture and the Notes without any action required on the part of the Trustee or any Holder of Notes at such time as such Subsidiary Guarantor’s guarantee or joint and several liability with respect to the Debt Securities of the Operating Partnership that required such Guarantee pursuant to Section 4.07(d)(ii) hereof is released or discharged, or, at the Operating Partnership’s option, if the Subsidiary Guarantor is not a guarantor of or jointly and severally liable with respect to such Debt Securities.

Section 10.03                      Limitation on Guarantor Liability.

Each Guarantor with respect to a series of Notes, and by its acceptance of Notes of such series of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor with respect to such series not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders of such series and the Guarantors of such series hereby irrevocably agree that the obligations of such Guarantor with respect to such series will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor with respect to such series in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee of such series not constituting a fraudulent transfer or conveyance.

Section 10.04                      Execution and Delivery of Guarantee and Supplemental Indenture.

To evidence its Guarantee of a series of Notes as set forth in Section 10.01, each Guarantor of such series hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note of such series authenticated and delivered by the Trustee and that, in the case of Guarantors as of the Issue Date, this Indenture shall be executed on behalf of such Guarantor by its President, its Vice President or another Officer of such Guarantor.

Each Guarantor after the Issue Date shall promptly execute a supplemental indenture substantially in the form included in Exhibit F.

Each Guarantor of a series of Notes hereby agrees that its Guarantee of such series set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note of such series a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

If a Guarantee of a series of Notes has been provided, the delivery of any Note of such series by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee set forth in this Indenture with respect to such series on behalf of the Guarantors.

Section 10.05                      Guarantors May Consolidate, etc., on Certain Terms.

A Guarantor may not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Guarantor is the surviving corporation); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Guarantor and its Subsidiaries taken as a whole to another Person unless:

(1)                                 either (a) the Guarantor is the surviving corporation; or (b) in the case of the Parent Guarantor, the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)                                 the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Guarantor under the Notes, this Indenture and the applicable Registration Rights Agreement(s); and

(3)                                 immediately after such transaction no Default or Event of Default exists with respect to the applicable series of Notes.

Upon any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the Guarantor’s and its Subsidiaries’ assets, taken as a whole, in compliance with the provisions of this Section 10.04, the Guarantor will be released from the obligations under the Notes or its Guarantee, respectively, this Indenture and the applicable Registration Rights Agreement except with respect to any obligations that arise from, or are related to, such transaction.

This Section 10.05 will not apply to:

(1)                                 a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Guarantor, the Issuers (or an Issuer) or any of the Issuers’ Subsidiaries;

(2)                                 a merger between the Issuers (or an Issuer), the Guarantor or any Subsidiary respectively, and an Affiliate of an Issuer, the Guarantor or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing an Issuer, the Guarantor or such Subsidiary in another state of the United States or changing the legal domicile or form of an Issuer, the Guarantor or such Subsidiary or for the sole purpose of forming or collapsing a holding company structure;

(3)                                 the lease of all or substantially all of the real estate assets of the Guarantor or any Issuer, or any of their respective Subsidiaries, to PNGI or its Subsidiaries or another operator pursuant to the Master Lease or another real estate lease or leases; or

(4)                                 the Transactions and any transactions related thereto.

Section 10.06                      Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the applicable Guarantor’s or its Subsidiaries’ assets, taken as a whole, in compliance with 10.05 hereof, the successor Person formed by such consolidation or into or with which the applicable Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to such Guarantor shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the applicable Guarantor under this Indenture with the same effect as if such successor Person had been named as a Guarantor herein; provided, however, that the predecessor Guarantor shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of such Guarantor’s or its Subsidiaries’ assets, taken as a whole, that meets the requirements of Section 10.05 hereof.

Section 10.07                      Releases Following Sale.

In the event (i) of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise or (ii) of a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Issuers, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee with respect to any Notes and under this Indenture and under the applicable Registration Rights Agreement.  Upon delivery by the Issuers to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

Any Guarantor not released from its obligations under its Guarantee with respect to any Notes shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.01                      Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued under this Indenture, when:

(a)                                 either:

(i)                                     all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and, if provided for in this Indenture, thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(ii)                                  all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest to, but not including the date of maturity or redemption; provided that, with respect to any redemption pursuant to Section 3.07(a), the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is so deposited with the Trustee equal to the redemption amount computed using the Treasury Rate as of the third Business Day preceding the date of such deposit with the Trustee;

(b)                                 the Issuers have paid or caused to be paid all other sums then payable by them under this Indenture; and

(c)                                  the Issuers have delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 11.01(a)(ii), the provisions of Section 11.02 and Section 8.06 shall survive. Upon compliance with the foregoing the Trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all off the Issuers’ obligations under the Notes and this Indenture.

Section 11.02                      Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.  If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XII

MISCELLANEOUS

Section 12.01                      Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 12.02                      Notices.

Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile, given by email in PDF format or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or the Parent Guarantor:

GLP Capital, L.P. and GLP Financing II, Inc.

Wyomissing Professional Center

825 Berkshire Boulevard, Suite 400

Wyomissing, PA 19610

Telecopier No.:  (610) 376-2842

Attention:  William J. Clifford

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Suite 3400
Los Angeles, CA  90071
Telecopier No.:  (213) 687-5600
Attention:  Rodrigo Guerra, Jr., Esq.

If to the Trustee:

Wells Fargo Bank, National Association, as Trustee

150 East 42nd Street, 40th Floor

New York, NY 10017

Attention: Raymond Delli Colli

Tel: (917) 260-1534

Fax: (917) 260-1593

Email: Raymond.DelliColli@wellsfargo.com

With a copy to:

Wells Fargo Bank, National Association
625 Marquette Avenue
MAC N9311-115
Minneapolis, MN 55479
Facsimile: 612-667-9825
Attention:  Corporate Trust Services

The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if  faxed or delivered by electronic mail (in PDF format); and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03                      Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(a)                                 an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07                      No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of the Issuers, the Parent Guarantor, any other Guarantor or any successor entity, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes or the Guarantees, this Indenture, or the applicable Registration Rights Agreement(s), or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08                      Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

EACH OF THE PARTIES HERETO (A) IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF SUCH COURT WILL NOT ACCEPT JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK OR ANY COURT OF COMPETENT CIVIL JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK, (B) UNCONDITIONALLY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE ANY CLAIMS THAT IT IS NOT SUBJECT TO THE JURISDICTION OF THE ABOVE COURTS, THAT SUCH ACTION OR SUIT IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH ACTION, SUIT OR OTHER PROCEEDING IS IMPROPER AND AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS INDENTURE OR THE NOTES IN ANY COURT OTHER THAN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF SUCH COURT WILL NOT ACCEPT JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK OR ANY COURT OF COMPETENT CIVIL JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK.

Section 12.09                     No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10                      Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11                      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.13                      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14                      Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.15                      U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

GLP CAPITAL, L.P.

By: GAMING AND LEISURE PROPERTIES, INC., its general partner

By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer

GLP FINANCING II, INC.

By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer

GAMING AND LEISURE PROPERTIES, INC., as Parent Guarantor

By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President

A-2

EXHIBIT A

FORM OF NOTE

[Face of Note]

CUSIP:

[•] % Senior Notes due [•]

No.	$

GLP CAPITAL, L.P. and GLP FINANCING II, INC.  promise to pay to                                                                  or registered assigns, the principal sum of                                                  Dollars on                               , [•].

Interest Payment Dates:  [•] and [•]

Record Dates:  [• ]and [•]

GLP CAPITAL, L.P.

By: GAMING AND LEISURE PROPERTIES, INC., its general partner

By:
Name:
Title:

GLP FINANCING II, INC.

By: GAMING AND LEISURE PROPERTIES, INC., its general partner

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated: ,

[Back of Note]

[•] % Senior Notes due [•]

[Insert the Global Note Legend, if applicable pursuant to the provisions of this Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of this Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

This Note is one of a duly authorized series of notes (the “Notes”) of the Issuers designated as its [•]% Notes due 20[•] (the “Notes”).  The Notes are all issued or to be issued under and pursuant to an Indenture, dated as of October 30, 2013 (the “Indenture”), duly executed and delivered by and among GLP Capital, L.P., a Pennsylvania limited partnership (the “Operating Partnership”), GLP Financing II, Inc. a Delaware corporation (“Capital Corp. and, together with the Operating Partnership, the “Issuers”), Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee,  to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuers, the Parent Guarantor, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.  The terms of individual series of Notes may vary with respect to interest rate or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.  Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

1.             Interest.  The Issuers promise to pay interest on the principal amount of this Note at [•]% per annum until maturity [and shall pay any Liquidated Damages. Any Liquidated Damages following the occurrence of a Registration Default shall be assessed on the principal amount of Transfer Restricted Securities held by such Holder as described in the Registration Rights Agreement.](1) The Issuers shall pay interest semi-annually in arrears on [•] and [•] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [•].  The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace

(1)         Include if the Notes have the benefit of a Registration Rights Agreement.

periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Issuers will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on [•] and [•] preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest and any Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and any Liquidated Damages on, all Global Notes and all other Notes the Holders of which hold at least $1,000,000 in principal amount of the Notes and shall have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers or any of their Subsidiaries may act in any such capacity.

4.             Indenture.  The Issuers issued the Notes under the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.  Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.             Optional Redemption.  The Issuers may redeem all or part of the Notes at any time at their option at a redemption price equal to the greater of: (1) 100% of the principal amount of the Notes to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to, but not including, the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, in each case, plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption; provided, however, that if the Issuers redeem the Notes 90 or fewer days prior to their maturity date, the redemption price will equal 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption; provided, further, that installments of interest that are due and payable on any interest payment dates falling on or prior to a redemption date shall be payable on such interest payment dates to the persons who were registered holders of the Notes at the close of business on the applicable record dates.

In addition to the foregoing, if any Gaming Authority requires that a Holder or Beneficial Owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Laws and such Holder or Beneficial Owner (i) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or (ii) is denied such license or qualification or not found suitable, or if any Gaming Authority otherwise requires that Notes from any Holder or Beneficial Owner be redeemed, subject to applicable Gaming Laws, the Issuers shall have the right, subject to applicable Gaming Laws, at its option (i) to require any such Holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or (ii) to call for the redemption of the Notes of such Holder or Beneficial Owner at a redemption price equal to the least of (A) the principal amount thereof, together with accrued interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, (B) the price at which such Holder or Beneficial Owner acquired the Notes, together with accrued interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, or (C) such other lesser amount as may be required by any Gaming Authority.

6.             Mandatory Redemption.  [Except as set forth in the Series Supplemental Indenture with respect to each series of Notes,] the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

7.             Repurchase at Option of Holder upon Change of Control Triggering Event. If a Change of Control Triggering Event occurs with respect to the Notes, each Holder of such Notes shall have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture, except to the extent the Issuers have previously elected to redeem such Notes as described under Section 3.07 of the Indenture.  In the Change of Control Offer, the Issuers shall offer the Change of Control Payment. Subject to the Indenture, within 30 days following the occurrence of a Change of Control Triggering Event, the Issuers shall mail a notice to each Holder of Notes describing the transaction or transactions that constitute, or are expected to constitute, the Change of Control Triggering Event, and offering to repurchase Notes on the Change of Control Payment Date as specified in the notice required by the Indenture.

8.             Notice of Redemption.  Except as otherwise provided in the Indenture, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

10.          Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.          Amendment, Supplement and Waiver.  Subject to Sections 6.04 and 6.07 of the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of the Indenture or the Notes.  However, without the consent of each Holder affected, an amendment or waiver under Section 9.02 of the Indenture may not: (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described under Section 4.11 of the Indenture); (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium on the Notes; (vii) waive a redemption payment with respect to any Note (other than a payment required by the covenants described under Section 4.11 of the Indenture); or (viii) make any change in Section 6.04 or 6.07 of the Indenture or in the foregoing amendment and waiver provisions.

Notwithstanding Section 9.02 of the Indenture, the Issuers and the Trustee may amend or supplement the Indenture or this Note without the consent of any Holder of a Note: (i) to cure any ambiguity, defect, mistake or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder; (iii) to provide for the assumption of the Issuers’ obligations to the Holders of the Notes by a successor to the Issuers pursuant to Article V of the Indenture; (iv) to comply with the rules of any applicable securities depositary; to comply with applicable Gaming Laws, to the extent that such amendment or supplement is not materially adverse to the Holders of Notes; (v) to provide for the issuance of additional Notes of any series in accordance with the limitations set forth in the Indenture; (vi) to make any change that would provide any additional rights or benefits to the Holders of Notes (including to provide for any Guarantees of the Notes or any collateral securing the Notes or any Guarantees of the Notes) or that does not materially adversely affect the legal rights under the Indenture of any such Holder of the Note;  (vii) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (viii) to conform the text of the Indenture or the Notes to any provision of the Description of Notes contained in the Offering Memorandum as set forth in an Officer’s Certificate.

12.          Defaults and Remedies.  The following are “Events of Default” under this Indenture with respect to Notes of a particular series: (i) the Issuers default in the payment when due of interest on the Notes of such series and such default continues for a period of 30 days; (ii) the Issuers default in the payment when due of the principal of or premium, if any, on the Notes of such series when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) subject to the last paragraph of Section 6.01 of the Indenture, the Issuers or any of their Subsidiaries fail to observe or perform any other covenant, representation, warranty or other agreement (other than a covenant or agreement included in the Indenture for the benefit of one or more series of Notes other than such series of Notes) in the Indenture or the Notes of such series for 60 days after the Issuers’ receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding that have such covenant, representation, warranty or other agreement; (iv) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of the Issuers’ recourse Indebtedness  (or the payment of which the Issuers guarantee), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:  (x) is caused by a Payment Default; or (y) results in the acceleration of such Indebtedness prior to its express maturity (which acceleration has not been rescinded, annulled or cured within 20 Business Days after receipt by the Issuers of notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding specifying such default), and, in each case, the due and payable principal amount of any such Indebtedness, together with the due and payable principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; (v) certain events of bankruptcy or insolvency with respect to the Issuers or any of their Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, and (vi) under certain circumstances the termination or ceasing of effectiveness of the Master Lease.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable.

[Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all the Holders rescind an acceleration and its consequences.  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.]

13.          Trustee Dealings with Issuers.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

14.          No Recourse Against Others.  No director, officer, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of the Issuers, the Parent Guarantor, any other Guarantor or any successor entity, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes or the Guarantees, the Indenture, or the applicable Registration Rights Agreement(s), or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

15.          Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.          Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.          [Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement.](2)

18.          CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement.](3)  Requests may be made to:

(2)         Include if the Notes have the benefit of a Registration Rights Agreement.

(3)         Include if the Notes have the benefit of a Registration Rights Agreement.

GLP Capital, L.P. and GLP Financing II, Inc.
Wyomissing Professional Center
825 Berkshire Boulevard, Suite 400
Wyomissing, PA 19610
Attention:  William J. Clifford

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                  to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.11 of the Indenture, check the appropriate box below:

☐            Section 4.11

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(4)

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of This Global Note	Amount of Increase in Principal Amount of This Global Note	Principal Amount of This Global Note Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Note Custodian

(4)         This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Gaming and Leisure Properties, Inc.
Wyomissing Professional Center
825 Berkshire Boulevard, Suite 400
Wyomissing, PA 19610

Wells Fargo Bank, National Association
as Trustee and Registrar — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:  [•] % Senior Notes due [•]

Reference is hereby made to the Indenture, dated as of October 30, 2013 (the “Indenture”), among GLP Capital, L.P. and GLP Financing II, Inc., as issuers (the “Issuers”), Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                              (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                        (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

A-1

2.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S.  Person or for the account or benefit of a U.S.  Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐                                    Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐                                    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐                                    such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)                                  ☐                                    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐                                    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a

A-2

Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if the Issuers so requests, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐                                    Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐                                    Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐                                    Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

A-3

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

A-4

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP                   ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP                   ), or

(iii)                               ☐                                    IAI Global Note (CUSIP                   ); or

(b)                                 ☐                                    a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP                   ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP                   ), or

(iii)                               ☐                                    IAI Global Note (CUSIP                   ); or

(iv)                              ☐                                    Unrestricted Global Note (CUSIP                   ); or

(b)                                 ☐                                    a Restricted Definitive Note; or

(c)                                  ☐                                    an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

A-5

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Gaming and Leisure Properties, Inc.
Wyomissing Professional Center
825 Berkshire Boulevard, Suite 400
Wyomissing, PA 19610

Wells Fargo Bank, National Association
as Trustee and Registrar — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:  [•] % Senior Notes due [•]

(CUSIP                         )

Reference is hereby made to the Indenture, dated as of October 30, 2013 (the “Indenture”), among GLP Capital, L.P. and GLP Financing II, Inc., as issuers (the “Issuers”), Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                                , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the:

[CHECK ONE]

☐                                    144A Global Note, or

☐                                    Regulation S Global Note, or

☐                                    IAI Global Note with an equal principal amount,

the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Gaming and Leisure Properties, Inc.
Wyomissing Professional Center
825 Berkshire Boulevard, Suite 400
Wyomissing, PA 19610

Wells Fargo Bank, National Association
as Trustee and Registrar — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:  [•]  % Senior Notes due [•]

Reference is hereby made to the Indenture, dated as of October 30, 2013 (the “Indenture”), between GLP Capital, L.P. and GLP Financing II, Inc., as issuers (the “Issuers”), Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                         aggregate principal amount of:

(a)                                 ☐                                    a beneficial interest in a Global Note, or

(b)                                 ☐                                    a Definitive Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein),

C-1

(C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S.  broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and if the Issuers so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

C-2

EXHIBIT E

FORM OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 30, 2013 (the “Indenture”) among GLP Capital, L.P. and GLP Financing II, Inc. as issuers (the “Issuers”), Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium or Liquidated Damages, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.  Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

D-1

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                             , among                                      (the “Guaranteeing Subsidiary”), a subsidiary of GLP Capital, L.P. (or its permitted successor), a Pennsylvania limited liability partnership (the “Operating Partnership”) and GLP Financing II, Inc., a Delaware corporation (together with the Operating Partnership, the “Issuers”), Gaming and Leisure Properties, Inc., as Parent Guarantor and the Issuers and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 30, 2013 providing for the issuance of an unlimited amount of  Notes in various series;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall guarantee all of the Issuers’ Obligations under the Notes of the applicable series and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the [•]% Senior Notes due 20[•] (the “Specified Notes”) as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees as follows:

(a)                                 To jointly and severally Guarantee, on a senior basis, to each Holder of a Specified Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Specified Notes or the obligations of the Issuers hereunder or thereunder, that:

(i)                                     the principal of and interest on the Specified Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Specified Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)                                  in case of any extension of time of payment or renewal of any Specified Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b)                                 The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Specified Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Specified Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)                                  The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever.

(d)                                 Except as otherwise provided by the Indenture, this Guarantee shall not be discharged except by complete performance of the obligations contained in the Specified Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)                                   The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)                                  As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

(h)                                 The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(i)                                     Pursuant to Section 10.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, any rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article X of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Guarantee will not constitute a fraudulent transfer or conveyance.

3.                                      Execution and Delivery.  Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Specified Note a notation of such Guarantee.

4.                                      Guaranteeing Subsidiary May Consolidate, etc.  on Certain Terms. The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor except in accordance with Article X of the Indenture.

5.                                      Releases.

(a)                                 In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of any Issuer, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Notes and under the Indenture and under the applicable Registration Rights Agreement.  Upon delivery by the Issuers to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions of the Indenture,  the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

(b)                                 A Guarantor shall be automatically and unconditionally released and discharged of its Guarantee and its obligations in respect of the Indenture and the Specified Notes without any action required on the part of the Trustee or any Holder of Specified Notes at such time as such Guarantor’s guarantee or joint and several liability with respect to the Debt Securities of the Issuers that required such guarantee is released or discharged, or, at the Issuers’ option, if the Guarantor is not a guarantor of or jointly and severally liable with respect to any Debt Securities.

(c)                                  Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Specified Notes and for the other obligations of any Guarantor under the Indenture as provided in Article X of the Indenture.

6.                                      No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Specified Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Specified Notes by accepting a Specified Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Specified Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7.                                      New York Law to Govern.  THE INDENTURE AND THE SPECIFIED NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

EACH OF THE PARTIES HERETO (A) IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF SUCH COURT WILL NOT ACCEPT JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK OR ANY COURT OF COMPETENT CIVIL JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK, (B) UNCONDITIONALLY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE ANY CLAIMS THAT IT IS NOT SUBJECT TO THE JURISDICTION OF THE ABOVE COURTS, THAT SUCH ACTION OR SUIT IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH ACTION, SUIT OR OTHER PROCEEDING IS IMPROPER AND AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THE INDENTURE OR THE SPECIFIED NOTES IN ANY COURT OTHER THAN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF SUCH COURT WILL NOT ACCEPT JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK OR ANY COURT OF COMPETENT CIVIL JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK.

8.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

9.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

10.                               The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Dated:                               ,

[GUARANTEEING PARTY]

By:
Name:
Title:

GLP CAPITAL, L.P.

By: GAMING AND LEISURE PROPERTIES, INC., its general partner

By:
Name:
Title:

GLP FINANCING II, INC.

By:
Name:
Title:

GAMING AND LEISURE PROPERTIES, INC.

By:
Name:
Title:

[OTHER EXISTING GUARANTORS]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory